Exhibit 10.5

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

SUBLICENSE AND RESEARCH AGREEMENT

This Agreement is made and entered into this 18th day of June, 2001 by and between Xenon Genetics Inc., a corporation organized a d existing under the laws of Canada, with registered offices at Suite 100 - 2386 East Mall, Vancouver, BC, Canada V6T 1Z3 (hereinafter referred to as: “Xenon”), of the one part, and Amsterdam Molecular Therapeutics B.V., a closed limited liability company organized and existing under the laws of the Netherlands, with registered offices at Meibergdreef 61, 1105 BA Amsterdam, the Netherlands, (hereinafter referred to as “AMT”), of the other part, the parties (hereinafter also individually referred to as “Party” and collectively as “Parties”);

WITNESSETH

WHEREAS AMT is conducting research and development programs in the area of gene therapy and has extensive research and development capabilities, including production facilities, to investigate and develop new therapeutics for use in the area of gene therapy;

WHEREAS, the University of British Columbia (hereinafter referred to as: “UBC”) has expertise with respect to lipoprotein lipase (hereinafter referred to as “LPL”) specifically in the area of diagnostics, animal models, clinical genetics and gene therapy, such research programs headed by Dr. Michael Hayden;

WHEREAS for many years, UBC and Academic Hospital at the University of Amsterdam (“AMC”) have an ongoing research collaboration with respect to LPL, such programs headed by their respective principal researchers Dr. John Kastelein from AMC and Dr. Michael Hayden from UBC;

WHEREAS UBC and AMC wish to extend their scientific collaboration in the area of LPL gene therapy in humans including all research and development required for establishing a successful clinical LPL gene therapy protocol, with commercial aspects, for their mutual benefit;

WHEREAS AMT has expressed its interest in becoming responsible for the following: the total commercial operation, including development of the preclinical and clinical program, production of preclinical and clinical products, all current intellectual property rights of the

Parties in the LPL gene therapy field, as well as improvements, variations, updates, modifications and enhancements to the existing intellectual property rights that will result from the joined activities of the Parties in this field;

WHEREAS AMC has granted an exclusive license to AMT with respect to its intellectual property rights in the area of LPL gene therapy in humans, including, (pending receipt of the final approval of UBC, in accordance with the Letter of Intent between UBC and AMC in that regard), all AMC’s rights relating to UBC-Amsterdam Technology (as defined hereafter) of which invention Dr. Michael Hayden and Dr. Kastelein are the inventors, including PCT Application #CA00/00762, and all patents and patent applications accruing therefrom;

WHEREAS UBC owns the intellectual property, including patents related to the UBC Technology, as defined hereinafter, and also, jointly with [**], patents related to the UBC-[**] Technology, as defined hereinafter, and also, jointly with AMC, patents related to the UBC-Amsterdam Technology, as defined hereinafter;

WHEREAS on August 1, 2000 Xenon entered into a Collaborative Research Agreement with UBC, pursuant to which UBC shall perform research projects for Xenon by making use of the know how and information it has developed relating to the technologies described above;

WHEREAS on August 1, 2000, Xenon also entered into a License Agreement with UBC, pursuant to which UBC granted to Xenon an exclusive license to the UBC Technology and, (pending receipt of the approvals from [**] and AMC, respectively), pursuant to which UBC also granted to Xenon an exclusive license to its part of the UBC-[**] Technology, and to its part of the UBC-Amsterdam Technology, with the right to grant sublicenses;

WHEREAS AMT wishes to acquire and Xenon wishes to grant to AMT, a sublicense under the License Agreement on the terms and conditions set forth in this Agreement;

WHEREAS AMT and Xenon have already agreed that AMT shall sponsor the research Project as defined in the Collaborative Research Agreement between Xenon and UBC and, for that purpose, AMT and Xenon entered into Heads of Agreement effective August 1, 2000;

WHEREAS the Parties now desire to come to a definitive agreement and to replace the Heads of Agreement by this Sublicense and Research Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the Parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1                               Plural used in this Agreement shall mean singular and vice versa.

1.2                               When used in this Agreement, the following terms shall mean:

(a)                                 “Affiliate” means any person, corporation, limited liability company, partnership or other legal entity, if any, which is controlled by a Party or which is under common control with a Party. Such entity shall be regarded as controlling another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the event of an entity that is not a corporation, for the election of the corresponding managing authority);

(b)                                 “AMC” means the Academic Hospital at the University of Amsterdam, at Amsterdam, the Netherlands;

(c)                                  [**];

(d)                                 “Collaborative Research Agreement” means the Collaborative Research Agreement dated August 1, 2000 between Xenon and UBC, attached to this Agreement as Annex 1, including any amendments thereto;

(e)                                  “Contract Period” means the time period defined in the Collaborative Research Agreement;

(f)                                   “Effective Date” means August 1, 2000;

(g)                                  “Field of Use” means gene therapy being [**];

(h)                                 “Joint Improvements” has the meaning set out in the License Agreement;

(i)                                     “License Agreement” means the form of License Agreement attached to this Agreement as Annex 2, which, except for the expunged portions (which are confidential between Xenon and UBC) is identical to the License Agreement dated August 1, 2000 executed between Xenon and UBC, including any amendments thereto;

(j)                                    “Licensed Product(s)” means a Product using or made by a process using the Xenon Licensed Rights;

(k)                                 “[**] Model” means the [**] Model which is in the possession of Xenon and/or UBC;

(l)                                     “Net Sales” means with respect to any Xenon Licensed Technology or Licensed Product, [**]. Where any Net Sales are derived from a country other than Canada it shall be converted to the equivalent in Canadian dollars on the date AMT is deemed to have received such Net Sales pursuant to the terms hereof at the rate of exchange set by the Bank of Montreal for buying such currency. The amounts of Canadian dollars pursuant to such conversion shall be included in Net Sales.

(m)                             “Party” “Parties” means Xenon or AMT or both, as appropriate;

(n)                                 “Patents” has the meaning set out in the License Agreement;

(o)                                 “Product(s)” has the meaning set out in the License Agreement;

(p)                                 “Project” means the project description entitled “LPL Gene Therapy for LPL Deficiency”, which is attached to the Collaborative Research Agreement as Appendix A, including any amendments thereto which the Parties and UBC may mutually agree to, from time to time, in accordance with Section 2.1 of the Collaborative Research Agreement;

(q)                                 “Term” means the time period defined in Section 17.1 of the License Agreement;

(r)                                    “UBC” means the University of British Columbia at Vancouver, BC, Canada;

(s)                                   “UBC-[**] Technology” has the meaning set out in the License Agreement;

(t)                                    “UBC-Amsterdam Technology” has the meaning set out in the License Agreement;

(u)                                 “UBC Improvements” has the meaning set out in the License Agreement;

(v)                                 “UBC Technology” has the meaning set out in the License Agreement;

(w)                               “Xenon Licensed Technology” means the Technology and any and all Improvements (as defined in the License Agreement), to the extent such are licensed to Xenon under Section 3.1 or Section 3.2 of the License Agreement; and

(x)                                 “Xenon Licensed Rights” means the right, license and privilege granted to Xenon under Section 3.1 and Section 3.2 of the License Agreement.

ARTICLE 2 - COLLABORATIVE RESEARCH

2.1                               AMT agrees to assume in their entirety, and to be fully and solely responsible and liable for the performance of the following responsibilities, covenants and obligations of Sponsor under the Collaborative Research Agreement:

(a)                                 all Sponsor responsibilities under Section 3.3 of the Collaborative Research Agreement;

(b)                                 all Sponsor responsibilities under Section 3.4(d) and Section 3.4(e) of the Collaborative Research Agreement;

(c)                                  all Sponsor responsibilities under Section 4.2 of the Collaborative Research Agreement;

(d)                                 all Sponsor responsibilities under Section 4.3 of the Collaborative Research Agreement;

(e)                                  all Sponsor responsibilities under Article 5.0 of the Collaborative Research Agreement;

(f)                                   all Sponsor responsibilities under Article 6.0 of the Collaborative Research Agreement;

(g)                                  all Sponsor responsibilities under Article 7.0 of the Collaborative Research Agreement;

(h)                                 all Sponsor responsibilities under Section 8.4 of the Collaborative Research Agreement;

(i)                                     all Sponsor responsibilities under Section 9.5 of the Collaborative Research Agreement;

(j)                                    all Sponsor responsibilities under Section 10.3 of the Collaborative Research Agreement;

(k)                                 all Sponsor responsibilities under Section 10.4 of the Collaborative Research Agreement;

(l)                                     all Sponsor responsibilities under Article 11 of the Collaborative Research Agreement;

(m)                             all Sponsor responsibilities under Article 12 of the Collaborative Research Agreement;

(n)                                 all Sponsor responsibilities under Article 13 of the Collaborative Research Agreement;

(o)                                 all Sponsor responsibilities under Article 14 of the Collaborative Research Agreement; and

(p)                                 all Sponsor responsibilities under Article 15 of the Collaborative Research Agreement.

2.2                               All Parties confirm that Section 2.1 herein comprises a complete list of all Sponsor responsibilities, covenants and obligations under the Collaborative Research Agreement, with the sole exception of those responsibilities and obligations under Section 4.1 of the Collaborative Research Agreement.

2.3                               AMT further agrees to forward payment in full, in advance, to Xenon in the amounts and in the time frames shown in the following schedule:

Payment Due Date	Amount Due (CDN$)
On execution of this Agreement	$75,000.00
November 1, 2000	$75,000.00
February 1, 2001	$75,000.00
May 1, 2001	$75,000.00
August 1, 2001	$75,000.00
November l 2001	$75,000.00
February 1, 2002	$75,000.00
May 1, 2002	$75,000.00
Total	$600,000.00

2.4                               Xenon reserves the right to suspend work on the Project, or to immediately terminate the Project and this Agreement upon delivering written notice of same to AMT if AMT fails to make the aforementioned payments within thirty (30) days of the dates herein specified in Section 2.3 above.

2.5                               To facilitate AMT’s assumption of the Collaborative Research Agreement responsibilities and obligations defined in Section 2.1 above, Xenon agrees as follows:

(a)                                 in a timely manner, Xenon will fulfill all obligations towards UBC, arising from the Collaborative Research Agreement, unless Xenon is unable to fulfill such obligations in a timely manner, or at all, due to a breach by AMT of this Agreement;

(b)                                 in the event UBC provides Xenon with a copy of a proposed publication or presentation pursuant to Section 7.1 of the Collaborative Research Agreement, Xenon will promptly forward such copy to AMT;

(c)                                  in the event UBC provides Xenon with notification pursuant to Section 8.4 of the Collaborative Research Agreement regarding the conception of intellectual property in the performance of the Project, Xenon will promptly forward a copy of such notification to AMT; and

(d)                                 any notices or reports provided by UBC to Xenon under the Collaborative Research Agreement will be promptly forwarded to AMT.

2.6                               In consideration of AMT’s assumption of responsibilities and obligations under Sections 2.1 and 2.3 herein, Xenon agrees to transfer to AMT any rights or benefit Xenon may accrue as Sponsor during the Contract Term under Sections 2.2, 8.2, 8.3, and 8.4, and Article 3 and Article 9 of the Collaborative Research Agreement.

2.7                               Xenon shall not terminate the Collaborative Research Agreement for whatever reason, unless AMT has given its prior written consent thereto. Notwithstanding the foregoing, Xenon may terminate the Collaborative Research Agreement if AMT is in breach of this Agreement.

2.8                               Any amendment, deletion or addition of any provisions of the Collaborative Research Agreement to be made during the Contract Period, requires the prior written consent of AMT.

ARTICLE 3 - SUBLICENSE

3.1                               In consideration of the sub-license fees, milestone payments and royalty payments reserved herein, and the covenants of AMT contained herein, Xenon hereby grants to AMT within the Field of Use, and AMT accepts, the exclusive worldwide right, sublicense and privilege under the Xenon Licensed Rights to use the Xenon Licensed Technology and to use, manufacture, distribute and sell Licensed Products (the “Sublicense”).

3.2                               Xenon shall not terminate the License Agreement unless AMT has given its prior consent thereto, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Xenon may terminate the License Agreement, without AMT’s consent, if AMT is in breach of this Agreement.

3.3                               Any alteration, deletion or addition of any provisions of the License Agreement to be made during the Term requires the prior written consent of AMT, such consent not to be unreasonably withheld.

3.4                               This Sublicense is personal to AMT.

3.5                               AMT may not grant a further sublicense to a third party for the purpose of developing, marketing, selling, manufacturing or distributing Xenon Licensed

Technology or Licensed Products, unless Xenon and UBC have given their prior written consent thereto, such consent not to be unreasonably withheld. Notwithstanding the foregoing, AMT shall not be obligated to obtain UBC’s consent to the granting of a sub-sublicense if the proposed sub-sublicense has a market capitalization in excess of CAN$[**] at the time of the granting of the sub-sublicense.

3.6                               AMT shall deliver to Xenon a copy of each sub-sublicense granted within 30 days after execution.

3.7                               AMT may register this Agreement with the relevant patent authorities in those jurisdictions in which AMT carries on business. At AMT’s request, Xenon and UBC will provide reasonable assistance to AMT with respect to such registrations, provided that all reasonable costs incurred by UBC or Xenon in association with such registrations, including all legal expenses, shall be paid for by AMT. UBC and Xenon will, on request by AMT, endeavour to provide an estimate of such costs.

ARTICLE 4 - ASSIGNMENT

4.1                               The Parties shall not be entitled to assign, transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement, to any third party, unless the other Party and UBC have given their prior written permission thereto, such consent not to be unreasonably withheld. Said permission however, will not be required in the event AMT assigns this Agreement to an Affiliate, or assigns all of its business or substantially all of its business to a third party, as part of a merger, acquisition or other business combination.

4.2                               Notwithstanding AMT’s agreement to perform certain responsibilities, covenants and obligations of Xenon under the Collaborative Research Agreement, nothing in this Agreement shall be deemed to be an assignment of the Collaborative Research Agreement by Xenon.

ARTICLE 5 - PAYMENTS

5.1                               Upon the Date of Execution, AMT shall pay to Xenon a non-refundable initial sub-license fee of CAN$75,000.00 (seventy-five thousand Canadian Dollars).

5.2                               AMT shall reimburse Xenon:

(a)                                 for the patent and legal costs incurred by Xenon before the Effective Date, such costs not to exceed CAN$80,000.00 (eighty thousand Canadian Dollars); and

(b)                                 for all patent and legal costs incurred by Xenon after the Effective Date related to the preparing, filing, prosecuting or maintaining of patent(s) or patent application(s) sublicensed to AMT under Section 3.1 above.

These amounts will be paid to Xenon within [**] days after AMT’s receipt of the pertaining specified invoices from Xenon, accompanied by copies of the relevant invoices of patent attorneys and any other third parties concerned. As of the date of execution of this Agreement, Xenon agrees to consult with AMT prior to incurring any and all significant patent and legal costs, and obtain AMT’s consent prior to authorizing its patent agents and/or patent counsel to incur said costs (whenever reasonably possible given the circumstances and timelines involved), such consent which shall not be unreasonably withheld.

5.3                               In addition to the payments, referred to in Sections 2.3, 5.1 and 5.2, AMT shall make the following payments to Xenon on the achievement of the following specified milestones:

(a)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after [**]; and

(b)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the commencement of the first Phase I clinical trial for any Licensed Products; and

(c)                                  100,000.00 CAN$ (one hundred thousand Canadian Dollars) to be paid within [**] days after the commencement of the first Phase II clinical trial for any Licensed Products; and

(d)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the commencement of the first Phase III clinical trial for any Licensed Products; and

(e)                                  [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after [**]; and

(f)                                   200,000.00 CAN$ (two hundred thousand Canadian Dollars) to be paid within [**] days after the obtaining of the first EMEA Approval for any Licensed Products.

5.4                               In addition to the milestone payments as referred to in Section 5.3 and in further consideration of the Sublicense granted hereunder, AMT shall make the following payments with respect to each additional Licensed Product, provided that said additional Licensed Product has a clinical indication different from a Licensed Product under which AMT has made payments under Section 5.3(b), 5.3(c), 5.3(d), 5.3(e) or 5.3(f):

(a)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the commencement of each additional Phase I clinical trial for a Licensed Product; and

(b)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the commencement of each additional Phase II clinical trial for a Licensed Product; and

(c)                                  [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the commencement of each additional Phase III clinical trial for a Licensed Product; and

(d)                                 [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the obtaining of each additional NDA Approval for a Licensed Product; and

(e)                                  [**] CAN$ ([**] Canadian Dollars) to be paid within [**] days after the obtaining of each additional EMEA Approval for a Licensed Product.

5.5                               In the event clinical trails for any indication will start with a combined Phase I/ Phase II trial, the milestone payment for the combined Phase I/ Phase II trial will be CAN$ 100,000.00 (one hundred thousand Canadian Dollars) and no separate Phase I or Phase II milestone payments will be due.

5.6                               In the event AMT shall receive compensation from a third party relating to the Xenon Licensed Technology or to Licensed Products in any other form than in the form of a royalty, such as in the form of milestone payments, AMT shall pay to Xenon either an amount equal to [**]% ([**] percent) of the full amount of such payments to be received from the third party or the milestone payments specified in Section 5.3 and/or Section 5.4, whichever is higher.

5.7                               If Xenon would play a significant role in initiating or facilitating a definitive partnership between AMT and a pharmaceutical company with respect to the development of Xenon Licensed Technology or Licensed Products, Xenon’s share of the payments to be received by AMT from a third party, as referred to in Section 5.6, shall increase from [**] % to [**] % ([**] percent). If AMT and Xenon would not be able to agree on the significance of the role of Xenon as aforesaid within 30 days after the date of execution of the agreement between AMT and a pharmaceutical company, AMT and Xenon shall appoint a mutual acceptable person as an independent evaluator to determine whether or not Xenon is entitled to such increase in payment. The decision made by the evaluator will be final and binding for the Parties.

5.8                               AMT will reimburse Xenon for any and all costs Xenon incurs in relation to the obtaining of [**]’ consent pursuant to Section 3.2(a) of the License Agreement, provided that AMT has first provided Xenon with its written approval regarding any such Xenon expenditures, such approval which will not be unreasonably withheld.

5.9                               AMT shall pay to Xenon the milestones due under Sections 5.3 and 5.4, in the timeframes provided under Sections 5.3 and 5.4, with the following exceptions:

(a)                                 If AMT ceases all development of a particular Licensed Product (the “First Product”) after having made payments with respect to such First Product under Sections 5.3 and 5.4 (as applicable), following the accomplishment of any of the aforementioned milestones, there shall be no milestone payment due under Sections 5.3 and 5.4 (as applicable) upon the accomplishment of that same milestone with respect to a subsequent Licensed Product (the “Subsequent Product”) for the same clinical indication, provided that the accomplishment of the milestone relating to the Subsequent Product occurs within [**] years following the accomplishment of the same milestone with respect to the First Product for the same clinical indication;

(b)                                 If the First Product and the Subsequent Product, referred to in Section 5.9(a) above, are both being developed at the same time, AMT may delay paying the relevant milestones under Sections 5.3 and 5.4 (as applicable) and Section 5.9(a) as they relate to the Subsequent Product, until the earlier of:

(i)                                     such time as AMT has ceased development of the First Product, or

(ii)                                  until such time as the Subsequent Product receives United States New Drug Approval; and

5.10                        For greater certainty, and notwithstanding any provisions within this Agreement to the contrary, the parties agree that:

(a)                                 When milestones are achieved with respect to any Subsequent Product which were not previously paid with respect to a corresponding First Product for the same clinical indication, such milestone payments shall be paid pursuant to Sections 5.3 and/or 5.4 (as applicable); and

(b)                                 If AMT receives United States New Drug Approval for any Licensed Product, all milestone payments due under Sections 5.3 and/or 5.4 (as applicable) shall be immediately due and owing for that particular Licensed Product, and paid forthwith at that time by AMT.

5.11                        The payments as referred to in this Article 5 will not be offset against any royalties.

ARTICLE 6 - ROYALTY

6.1                               In consideration of the rights and Sublicense granted hereunder by Xenon to AMT, AMT shall pay to Xenon during the Term a royalty on Net Sales, as follows:

(a)                                 [**]% ([**] percent) on Net Sales made in any country where a Xenon Licensed Technology or Licensed Product is covered by a valid patent claim; and

(b)                                 [**]% ([**] percent) on Net Sales made in any country where a Xenon Licensed Technology or a Licensed Product is not covered by a valid patent claim.

6.2                               In the event AMT shall grant (sub)licenses for the Xenon Licensed Technology or Licensed Products to any third parties and provided that such Xenon Licensed Technology or Licensed Products are subject to protection by a valid patent claim, AMT shall make the following payments to Xenon:

(a)                                 [**]% ([**] percent) of all royalties received from any such (sub)licensee on the sales of Xenon Licensed Technology and Licensed Products by such (sub)licensee; or

(b)                                 [**]% ([**] percent) of all royalties received from any such (sub)licensee on the sales of Xenon Licensed Technology and Licensed Products by such (sub)licensee, in the event Xenon has played a significant role in initiating and facilitating a definitive partnership between AMT and a pharmaceutical company, as referred to in Section 5.7.

6.3                               In the event AMT will be obliged to pay stacking royalties to independent third parties for the obtaining of one or more licenses to use technologies which are essential to legally market and/or sell the Licensed Products, [**].

6.4                               Within [**] days following the end of each calendar quarter during the Term and within [**] days following the end of the calendar quarter in which the Term will expire, AMT shall send to Xenon a written report showing the total amount of Net Sales, specified per Xenon Licensed Technology and Licensed Product and per

country, during the preceding calendar quarter and the amount of royalties and other compensation or consideration received from its (sub)licensees, Affiliates or other third parties related to the Xenon Licensed Technology and Licensed Products.

6.5                               Concurrently with sending the written report as referred to in Section 6.4, AMT shall pay to Xenon the total amount of all monies due in respect of the preceding calendar quarter by transfering such monies to a bank account designated by Xenon, in the name of Xenon, and/or (in the alternative) by an alternative method of payment, in accordance with Xenon’s instructions from time to time in respect of such payments.

6.6                               All amounts referred to in this Agreement are net of any source and withholding taxes. Any source or withholding taxes payable in connection with any payments made hereunder are for the account of Xenon.

ARTICLE 7 - CONTROL OF PAYMENTS

7.1                               AMT shall keep at its principal place of business true, clear and separate accounts and records with respect to the Net Sales and of all other payments received from its (sub)licensees, Affiliates or other third parties and of all amounts payable to Xenon hereunder.

7.2                               Xenon shall have the right to appoint a certified public auditor or accountant reasonably acceptable to AMT, which, during the regular business hours of AMT, and upon reasonable notice, may examine such accounts and records to the extent necessary only for the purpose of verifying the reports and payments required hereunder. AMT shall furnish such reasonable evidence as such representative will deem necessary to verify the accounting and will permit such representative to make copies of or extracts from such accounts, records and agreements at Xenon’s expense. If an inspection of AMT records by Xenon shows an under-reporting or under payment by AMT of any amount to Xenon, in excess of [**]% for any 12 month period, then AMT shall reimburse Xenon for the cost of the inspection as well as pay to Xenon any amount found due (including any late payment charges or interest) within [**] days of notice by Xenon to AMT. All accounts and records shall be retained for [**] years from the date of their origin. Any audit under this Section 7.2 shall be at the expense of Xenon.

7.3                               The calculation of royalties shall be carried out in accordance with:

(a)                                 generally accepted Canadian accounting principles (“GAAP”);

(b)                                 the standards and principles adopted by the U.S. Financial Accounting Standards Board (“FASB”); and/or

(c)                                  any other generally accepted and comparable accounting principle standard(s) that may be agreed upon in writing between the parties from time to time,

any or all of the above which will be applied on a consistent basis.

ARTICLE 8 - CONFIDENTIALITY, PUBLICATION

8.1                               During the Term of this Agreement and for a period of ten (10) years following the termination of this Agreement, each Party shall maintain in confidence all information disclosed by the other Party which is identified as confidential and which is confirmed in writing and marked “confidential” or otherwise properly labelled within thirty (30) days of such original disclosure, including without limitations, any and all knowledge, know-how, information and/or information and/or techniques related to the Xenon Licensed Technology, Licensed Products, or the Project, and shall not, except as permitted by this Agreement, use such information or disclose the same to anyone other than those of its Affiliates, its (sub)licensees, direct employees, consultants, investigators and collaborators otherwise as is necessary in connection with such Party’s activities, responsibilities and obligations as set forth in this Agreement. Each Party shall obtain a written agreement prior to disclosure to such Affiliates, (sub)licensees, direct employees, consultants or investigators containing obligations to hold in confidence and not make use of such information for any purposes other than as permitted by this Agreement, which obligations will not be less stringent than the obligations in this Section 8.2.

Each Party shall use a similar effort to that which it uses to protect its own trade secrets or proprietary information to ensure that its Affiliates, its (sub)licensees, direct employees, consultants, collaborators and investigators do not disclose or make any unauthorised use of such information.

8.2                               The confidentiality obligations of Section 8.1 shall not apply to the extent that:

(a)                                 the Party who has received the information (hereinafter referred to as “RECIPIENT”) is required to disclose information by order or regulation of a governmental agency or court of competent jurisdiction or

(b)                                 the RECIPIENT can demonstrate that:

(i)                                     the disclosed information was at the time of such disclosure by the RECIPIENT already in the public domain other than as a result of actions of the RECIPIENT, its Affiliates, direct employees, (sub)licen-sees, consultants or investigators, in violation hereof; or

(ii)                                  the disclosed information was rightfully and lawfully known by the RECIPIENT (as shown by its written records) prior to the date of disclosure to the RECIPIENT in connection with this Agreement or was independently developed without regard to the information; or

(iii)                               the disclosed information was received by the RECIPIENT (as shown by its written records) on an unrestricted basis from a source unrelated to any Party and not under a duty of confidentiality to the other Party.

8.3                               Except as provided by law, each Party shall hold the existence and contents of this Agreement in strictest confidence, unless it has obtained the prior written consent thereto from the other Party, such consent not to be unreasonably withheld. Said consent is not required for the disclosure of the contents of this Agreement to UBC.

ARTICLE 9 - PATENT INFRINGEMENT

9.1                               In the event that AMT or any of its sublicensees, as a result of the use of the Xenon Licensed Technology and/or any Licensed Products, is warned or sued by a third party alleging or charging infringement of any patents or patent applications known to the public after the Effective Date, AMT shall promptly notify Xenon.

9.2                               Upon receiving the prior written consent of Xenon, such consent not to be unreasonably withheld, AMT shall have the right, at its expense, for settling or defending such warning or litigation for patent infringement in which the alleged infringing process or product giving rise to liability for damages includes any use of the Xenon Licensed Technology by AMT or any of its (sub)licensees. AMT acknowledges and agrees that Xenon’s ability to provide such written consent may be contingent upon Xenon being able to obtain the prior consent of [**], UBC, and/or AMC, as appropriate. In such case, AMT will consult with Xenon regarding its decisions in such settlement and defence, and Xenon shall co-operate fully with AMT, so long as all the direct and indirect costs and expenses of bringing and conducting any such defence or settlement shall be borne by AMT, or its (sub)licensees, and in such event all recoveries shall enure to AMT or its (sub)licensees.

Notwithstanding the foregoing, no decision or action concerning or governing any final disposition of a warning or suit shall be taken without full consultation and approval by Xenon. Xenon and/or UBC may also elect to participate formally in any litigation involving the warning or suit to the extent that the court may permit, but in such case any additional expenses of Xenon or UBC generated by such formal participation will be paid by Xenon or UBC, as appropriate, (subject to the possibility of recovery of some or all of their respective additional expenses from the litigant).

9.3                               Each of the Parties will refrain from any and all acts that may harm the patentability of the Xenon Licensed Technology in any jurisdiction.

9.4                               In the event that any of the Parties is of the opinion that the Xenon Licensed Technology is or could be infringed by any third party, the Parties shall consult together on the actions to be taken against the concerning third party.

In the event the Parties will decide to take any such actions, including the institution of legal proceedings jointly, the Parties shall share the costs thereof and all compensations to which such infringing third party may be sentenced to pay.

In the event any of the Parties will decide not to participate in any action against the infringing third party, the other Party may take such action in its own name and at its own expense, in which event the Party which decided not to participate, shall render all necessary assistance to such actions.

ARTICLE 10 - REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1                        Xenon warrants and represents that it is fully authorised and entitled to enter into this Agreement and to grant all rights and licenses hereunder to AMT. Xenon furthermore warrants and represents that further to Section 4.1 of the License Agreement, and as evidenced by UBC’s endorsement on the signatory page of this Agreement, UBC has approved Xenon’s granting of the rights and licenses hereunder to AMT.

10.2                        Xenon warrants and represents that it has been advised by UBC that Dr. Michael Hayden has assigned all of his intellectual property rights, if any, to the Xenon Licensed Technology to UBC.

10.3                        Except as otherwise provided for in this Agreement, AMT shall indemnify, hold harmless and defend Xenon and UBC, their respective Governors, Directors, Officers, employees, faculty, students, invitees, and agents against any and all liabilities (including product liability), damages, losses or injury, death, costs, and expenses, whether direct or indirect, consequential, incidental or otherwise, including attorney’s fees and associated disbursements, arising in any manner from the Collaborative Research Agreement, the License Agreement, this Agreement and/or any sub-sublicense granted by AMT under this Agreement, including the receipt or use by AMT or AMT’s sub-licensees of any technology, data or other results, arising from or out of same, howsoever the same may arise.

10.4                        AMT hereby covenants to observe and perform the terms and conditions contained in the License Agreement, to the extent that the same are applicable.

10.5                        AMT shall use its commercially best efforts to develop, promote, market and sell all Xenon Licensed Technology and Licensed Products.

10.6                        AMT covenants and agrees that it shall provide to Xenon on each of the first five anniversaries of the Commencement Date of this Agreement, a written report (the

“Status Report”) summarizing. AMT’s development activities relating to the Xenon Licensed Technology that sets out all of the following information:

(a)                                 a summary of the research and development activities that AMT has undertaken in the course of the preceding 12 months to develop and commercialize the Xenon Licensed Technology;

(b)                                 a detailed summary of any and all improvements, variations, updates, modifications and enhancements to the Xenon Licensed Technology which AMT has developed and/or acquired in the course of the preceding 12 months, including any improvements, variations, updates, modifications and enhancements to the Xenon Licensed Technology of which AMT has been advised by any sub-sublicensee; and

(c)                                  any and all corporate alliances formed by AMT related to the Xenon Licensed Technology in the course of the preceding 12 months, including any such corporate alliances of which AMT has been advised by a sub-sublicensee.

10.7                        Notwithstanding Section 10.1, Xenon makes no representations, conditions or warranties, either express or implied, with respect to Xenon Licensed Technology or the Licensed Products. Without limiting the generality of the foregoing, Xenon specifically disclaims any implied warranty, condition or representation that the Xenon Licensed Technology or the Licensed Products:

(a)                                 shall correspond with a particular description;

(b)                                 are of merchantable quality;

(c)                                  are fit for a particular purpose; or

(d)                                 are durable for a reasonable period of time.

Xenon shall not be liable for any loss, whether direct, consequential, incidental or special, which AMT suffers arising from any defect, error, fault or failure to perform with respect to the Xenon Licensed Technology or Licensed Products, even if AMT has been advised of the possibility of such defect, error, fault or failure. AMT acknowledges that it has been advised by Xenon to undertake its own due diligence with respect to the Xenon Licensed Technology.

10.8                        AMT will obtain, at its expense, all registrations and regulatory approvals necessary for it to exploit any of the Xenon Licensed Technology or Licensed Products. Nothing in this Agreement shall be construed as:

(a)                                 a warranty or representation by Xenon as to title to the Xenon Licensed Technology and/or that anything made, used, sold or otherwise disposed of under the Sublicense granted in this Agreement is or will be free from infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights;

(b)                                 an obligation by Xenon to bring or prosecute or defend actions or suits against third parties for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights; or

(c)                                  the conferring by Xenon of the right to use in advertising or publicity the name Xenon or UBC or their respective trade-marks.

ARTICLE 11 - INSURANCE

11.1                        Unless satisfactory arrangements are made between AMT and Xenon with respect to a self-insurance program or the requirement for insurance hereunder is waived by Xenon [**] days prior to the commencement of any human clinical trials or other Licensed Product testing involving human subjects by AMT or any sub-sublicensee, then AMT shall procure and maintain, during the term of this Agreement, the insurance outlined in Sections 11.2 and 11.3 and otherwise comply with the insurance provisions contained in Sections 11.2 and 11.3.

11.2                        AMT shall give written notice to Xenon:

(a)                                 [**] days prior to the commencement of any human clinical trials or the Product testing involving human subjects by AMT or any sub-sublicensee (the “Human Clinical Trials”); and

(b)                                 [**] days prior to the first sale of any Licensed Product by AMT or any sub-sublicensee of the terms and amount of the appropriate public liability, product liability and errors and omissions insurance which it has placed. Such insurance shall in no case be less than the insurance which a reasonable and prudent businessperson carrying on a similar line of business would acquire. This insurance shall be placed with a reputable and financially secure insurance carrier, shall include Xenon, UBC, UBC’s Board of Governors, their respective directors, faculty, officers, employees, students and agents as additional insureds, and shall provide primary coverage with respect to the activities contemplated by this Agreement. Such policy shall include severability of interest and cross-liability clauses and shall provide that the policy shall not be cancelled or materially altered except upon at [**] days’ written notice to Xenon. Xenon shall have the right to require reasonable amendments to the terms or the amount of coverage contained in the policy. Failing the parties agreeing on the appropriate terms or the amount of coverage, then the matter shall be determined by arbitration. AMT shall provide Xenon with certificates of insurance evidencing such coverage 20 days before commencement of Human Clinical Trials and [**] days prior to the sales of any Licensed Product and AMT covenants not to start Human Clinical Trials, or sell any Licensed Product before such certificate is provided and approved by Xenon, or to sell any Licensed Product at any time unless the insurance outlined in this Section 11.2 is in effect.

11.3                        AMT shall require that each sub-sublicensee under this Agreement shall procure and maintain, during the term of the sub-sublicense, public liability, product liability and errors and omissions insurance in reasonable amounts, with a reputable and financially secure insurance carrier or provide satisfaction arrangements through an appropriate self-insurance program. AMT shall use its best efforts to ensure that any and all such policies of insurance required pursuant to this Article shall contain a waiver of subrogation against the University, Xenon, UBC’s Board of Governors and their respective directors, faculty, officers, employees, students and agents.

ARTICLE 12 - TERM AND TERMINATION

12.1                        All rights, obligations and responsibilities of the Parties in relationship to the Collaborative Research Agreement shall terminate upon the expiry of the Contract Period. In the event of a delay of the Project, the Parties shall consult together on the extension of the Contract Period.

12.2                        This Agreement shall commence on the Effective Date, and may be terminated upon mutual written agreement between the Parties.

12.3                        Each Party will have the right to terminate this Agreement, without judicial intervention, upon written notice to the other Party with immediate effect, if such other Party:

(a)                                 passes a resolution or a Court makes an order for its winding up;

(b)                                 has a liquidator, receiver or administrator appointed over its business or any material part of its assets;

(c)                                  is or becomes insolvent; or

(d)                                 ceases to carry on its business.

12.4                        Unless otherwise provided under this Agreement, if either Party defaults in the performance of, or fails to be in compliance with, any condition or covenant of this Agreement and any such default or non-compliance shall not have been remedied, or steps initiated to remedy the same to the other Party’s reasonable satisfaction within [**] days after receipt by the defaulting Party of a written notice thereof from the other Party, the Party not in default may forthwith terminate this Agreement at its option by giving written notice to the other Party.

12.5                        Any delays in or failure of performance by Xenon under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of Xenon, including but not limited to acts of God, regulations or laws of any government, strikes or other considered acts of workers, fires, floods, explosions, riots, wars, rebellion and sabotage, and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence, or caused by any other circumstances which were unknown or unforeseen at the Effective Date.

12.6                        Termination of this Agreement by any Party for any reason shall not affect the rights and obligations of the Parties accessed prior to the effective date of termination of this Agreement. No termination or expiry of this Agreement, however effectuated, shall release the Parties from their rights and obligations under Section 2.1(j), Article 7, Article 8, and Article 10 which shall survive the termination or expiration of this Agreement.

ARTICLE 13 - INVALIDITY, UNENFORCEABILITY

13.1                        If any provision(s) of this Agreement are or become invalid, or are ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the Parties.

ARTICLE 14 - ENTIRE AGREEMENT, AMENDMENTS

14.1                        This Agreement, including all Annexes attached hereto, contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same, and further, also supersedes the Heads of Agreement entered into between the Parties on August 3, 2000. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties hereto.

ARTICLE 15 - NOTICES

15.1                        All notices required by this Agreement shall be in writing. All notices and reports shall be sent by telefax or mailed by airmail, postage prepaid to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To AMT:

Meibergdreef 61

1105 BA

Amsterdam, the Netherlands

Attention: Dr. Eric van der Aa

To Xenon:

Suite 100 — 2386 East Mall

Vancouver, B.C.

Canada V6T 1Z3

Attention: Dr. Shafique Fidai

Any notices shall be deemed given when received by the other Party.

ARTICLE 16 - RELATIONSHIP

16.1                        Nothing contained in this Agreement is intended nor is to be construed so as to constitute AMT and Xenon as partners or joint venturers with respect to this Agreement. Neither Party hereto shall have any express or, implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any third party.

ARTICLE 17 - WAIVER

17.1                        The waiver by either Party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

ARTICLE 18 - GOVERNING LAW, DISPUTES

18.1                        This Agreement shall be construed and interpreted according to the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its conflict of law rules.

18.2                       Any disputes arising out of or in relation to this Agreement shall, to the exclusion of all others, be referred to the Supreme Court of British Columbia.

ARTICLE 19 - GENERAL

19.1                        Time shall be of the essence of this Agreement.

21.2                        The Parties acknowledge and agree that the International Sale of Goods Contracts Convention Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

21.3                        This Agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by either of the Parties shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, duly authorized signatories of the Parties hereto have executed this Agreement as of the date(s) indicated below, but effective as of the Effective Date.

Xenon Genetics Inc.

By:

Date:

Amsterdam Molecular Therapeutics B.V.

By:

Date:

ANNEX 1 - COLLABORATIVE RESEARCH AGREEMENT

COLLABORATIVE RESEARCH AGREEMENT

This Agreement dated for reference the 1st day of August, 2000.

BETWEEN:

XENON GENETICS INC., a Canadian corporation having an address at suite 100 - 2386 East Mall, Vancouver, BC, V6T 1Z3

(the “Sponsor”)

AND:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having its administrative offices at 2075 Wesbrook Mall, in the City of Vancouver, in the Province of British Columbia, V6T 1W5;

(the “Research Organization”)

WHEREAS:

A.                                                                                    The research program contemplated by this Agreement is of mutual interest and benefit to the Research Organization and to the Sponsor, will further the instructional and research objectives of the Research Organization in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for both Sponsor and Research Organization through inventions, improvements, and/or discoveries; and

B.                                                                                    The parties acknowledge that Dr. Michael Hayden has an appointment within the Research Organization and is also Chief Scientific Officer of the Sponsor and that Dr. Michael Hayden will be required to comply with the policies of the Research Organization relating to conflicts of interest.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.0                               DEFINITIONS:

1.1                               In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

(a)                                 “Project” shall mean the project as specifically described in Appendix “A” hereof which shall be carried out under the direction of the Investigator.

(b)                                 “Investigator” shall mean Dr. Michael Hayden of the Department of Medical Genetics at the University of British Columbia.

(c)                                  “Contract Period” shall mean August 1, 2000 through July 31, 2002.

(d)                                 “Confidential Information” shall mean any and all knowledge, know-how, information, and/or techniques disclosed by the one party (referred to in this capacity as the “Provider”) to another (referred to in this capacity as the “Recipient”) relating to the Project, including, without limiting the generality of the foregoing, all research, data, specifications, plans, drawings, prototypes, models, documents, records, instructions, manuals, papers, or other materials of any nature whatsoever, whether written or otherwise, relating to same. In order to constitute “Confidential Information” for the purposes of this Agreement, the Provider must clearly identify it in writing as being confidential, or if the disclosure takes place orally or in some other non-tangible form, the Provider must summarize it in writing and identify it as being confidential within 30 days of making the disclosure. Furthermore, such disclosures shall not be considered “Confidential Information” for the purposes of this Agreement if and when it:

(i)                                     is made subject to an order by judicial or administrative process requiring the Recipient to disclose any or all of the Confidential Information disclosed to it by the Provider, provided however that the Recipient shall promptly notify the Provider and allow the Provider reasonable time to oppose such process before disclosing any of the Confidential Information disclosed to it by the Provider;

(ii)                                  is published or becomes available to the general public other than through a breach of this Agreement;

(iii)                               is obtained by the Recipient from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Discloser;

(iv)                              is independently developed by employees, agents or consultants of the Recipient who had no knowledge of or access to the Confidential Information disclosed to it by another party to this Agreement as evidenced by the Recipient’s business records; or

(v)                                 was possessed by the Recipient prior to receipt from the Provider, other than through prior disclosure by the Provider, as evidenced by the Recipient’s business records.

(e)                                  “License Agreement” shall mean the License Agreement dated as of August 1, 2000 between the Sponsor and the Research Organization.

(f)                                   “Research Organization Intellectual Property” shall mean, individually and collectively, all inventions, improvements, and/or discoveries which are conceived and/or made by one or more employees of the Research Organization during the Contract Period in the performance of the Project.

(g)                                  “Sponsor Intellectual Property” shall mean, individually and collectively, all inventions, improvements, and/or discoveries which are conceived and/or made solely by one or more employees of the Sponsor during the Contract Period in the performance of the Project.

2

(h)                                 “Joint Intellectual Property” shall mean, individually and collectively, all inventions, improvements, and/or discoveries which are conceived and/or made jointly by one or more employees of the Research Organization and by one or more employees of the Sponsor and/or any of the Sponsor’s sublicensees under the License Agreement during the Contract Period in the performance of the Project.

2.0                               RESEARCH WORK:

2.1                               The Research Organization shall commence the performance of the Project promptly after the effective date of this Agreement, and shall use reasonable efforts to perform the Project substantially in accordance with the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Sponsor and the Research Organization may at any time amend the Project by mutual written agreement.

2.2                               In the event that the Investigator becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not available, the Research Organization and the Sponsor shall each have the option to terminate the Project and this Agreement by providing the other party with written notice of same.

2.3                               In the performance of all services hereunder:

(a)                                 the Research Organization shall be deemed to be and shall be an independent contractor;

(b)                                 neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter; and

(c)                                  neither party shall be bound with respect to third parties by the acts or conduct of the other.

3.0                               REPORTS AND CONFERENCES:

3.1                               Interim written project reports shall be provided by the Research Organization to the Sponsor from time to time during the Contract Period, at mutually agreed to intervals, and a final project report shall be submitted by the Research Organization to the Sponsor within 60 days after the conclusion of the Contract Period or early termination of this Agreement, whichever is sooner.

3.2                               Interim written financial statements shall be provided by the Research Organization to the Sponsor from time to time during the Contract Period, at mutually agreed to intervals, and a final financial statement shall be submitted by the Research Organization to the Sponsor within 60 days after the conclusion of the Contract Period or early termination of this Agreement, whichever is sooner.

3.3                               During the term of this Agreement, representatives of the Research Organization will meet with representatives of the Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Project.

3

3.4                               The Project will be managed and co-ordinated by a Research Steering Committee, which shall be authorised to take all decisions in respect of the Project, as follows:

(a)                                 The Research Steering Committee will consist of two representatives on behalf of the Sponsor and two representatives on behalf of the Research Organization, all representatives each having one vote. A representative on behalf of the Sponsor will be the chair of the Research Steering Committee;

(b)                                 All Project decisions will be taken unanimously. If the votes are equally divided, the issue voted on will be submitted to advisors appointed by the Research Organization and the Sponsor (presently [**] on behalf of the Sponsor and [**] on behalf of the Research Organization). If the two advisors are not be able to reach an agreement on the issue concerned, the issue will be discussed by the Director, University Industry Liaison Office of the Research Organization and the President/CEO of the Sponsor in order to try to reach an agreement. If an agreement cannot be reached in a timely fashion by these two individuals, the arbitration provisions of Article 14.2 will then apply;

(c)                                  Upon request of the Sponsor, the representative of the Research Organization who will be responsible for the execution of the research activities under the Project within the Research Organization will attend the meeting of the Research Steering Committee and shall give all necessary information on the execution of the Project that the Sponsor and/or the Research Organization may desire;

(d)                                 The Research Steering Committee shall meet either by telephone, videoconference or in person either in Vancouver or in Amsterdam. Minutes of all meetings will be made by a secretary to be appointed by the Sponsor, who will attend all meetings. The Sponsor will send minutes of each meeting to all members of the Research Steering Committee at least two (2) weeks before the date of the next meeting; and

(e)                                  If the parties agree to hold the meeting in Amsterdam all reasonable travel costs to be incurred by the representatives of the Sponsor and/or the Research Organization in the Research Steering Committee and if so requested by the Sponsor, any other employees of the Sponsor or the Project leader of the Research Organization, will be paid in advance where possible, and/or reimbursed by the Sponsor, provided that the Sponsor has given its prior consent to each travel plan and the approximate cost thereof.

3.5                               All employees of the Research Organization working on the Project shall, on a day to day basis, keep written records of all research activities performed and Research Organization Intellectual Property and Joint Intellectual Property conceived and/or made during the performance of the Project, according to commonly accepted standards of workmanship. In any event, all records shall be of such quality and meet standards that reasonably comply with generally accepted pre-clinical requirements.

3.6                               The Research Organization shall devote reasonable efforts (having regard to the constraints and working environment of an academic laboratory) to provide the Sponsor with all study protocols and final reports of all individual studies with respect to the Project in the Sponsor’s format and according to the Sponsor’s standards within 30 (thirty) days after the end of each calendar quarter.

4

3.7                               At the Sponsor’s discretion, all rights and responsibilities of the Sponsor above may be performed by the Sponsor’s designate, or approved sublicensee or assignee, as appropriate.

4.0                               COSTS, BILLINGS, AND OTHER SUPPORT:

4.1                               It is agreed to and understood by all parties that, subject to Article 4.3 and 12, and notwithstanding anything else to the contrary in this Agreement, the total costs to the Sponsor relating to the Project hereunder shall be no greater than $600,000. The parties acknowledge that any budget categories that may be set forth in the description of the Project are estimates only and that changes from category to category may be made at the Research Organization’s discretion. No invoice shall be issued to the Sponsor by the Research Organization. Payment in advance shall be made by the Sponsor according to the following schedule:

Payment Due Date	Amount Due
On execution of this Agreement	$75,000.00
December 29, 2000	$75,000.00
March 30, 2001	$75,000.00
June 29, 2001	$75,000.00
September 28, 2001	$75,000.00
December 31, 2001	$75,000.00
March 28, 2002	$75,000.00
June 28, 2002	$75,000.00
Total:	$600,000.00

The Research Organization reserves the right to suspend work on the Project or to terminate the Project and this Agreement by delivering written notice of same to the Sponsor if the Sponsor fails to make the aforementioned payments within 30 days of the dates herein specified.

4.2                               The Research Organization shall retain title to any equipment purchased with funds provided by the Sponsor under this Agreement.

4.3                               In the event of early termination of this Agreement, the Sponsor shall pay all costs and liabilities relating to the Project which have been incurred by the Research Organization as of the date of receipt of notice of such termination. For greater certainty, such costs and liabilities shall include all non-cancellable obligations including payments in lieu of reasonable notice for technicians, graduate students, and other staff assigned to the Project.

5.0                               PUBLICITY:

5.1                               Notwithstanding anything to the contrary in this Agreement, the Research Organization may disclose the identity of the Sponsor, the title of the Project, the name of the Investigator, the Contract Period, and the amount of funding being provided by the Sponsor in support of the Project. Further, the Sponsor and any sublicensee thereof may (subject to the confidentiality provisions of Article 6) disclose the existence and nature of this Agreement, the amount of funding being provided and the nature of the Project without the need for the consent of the Research Organization. Except as provided by the foregoing, neither party may use the name of the other, nor of any member of the other’s Project staff, in any publicity, advertising, or

5

news release, unless required to do so by law, without the prior written approval of an authorized representative of the other, such approval not to be unreasonably withheld.

6.0                               CONFIDENTIALITY:

6.1                               The Recipient shall not use the Confidential Information provided to it by the Provider, directly or indirectly, for any purpose other than as specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Recipient shall not use, manufacture, or sell the Provider’s Confidential Information or any device or means incorporating any of the Provider’s Confidential Information, and shall not use any of the Provider’s Confidential Information as the basis for the design or creation of any device or means.

6.2                               The Recipient shall keep and use all of the Provider’s Confidential Information in confidence and shall not disclose any part of the Provider’s Confidential Information to any person, firm, corporation, or other entity with the exception that the Sponsor may disclose Confidential Information provided to it from the Research Organization to the Sponsor’s sublicensees under the License Agreement on terms consistent with the confidentiality restrictions set forth in this Collaborative Research Agreement and the License Agreement. In the event that there is any inconsistency between the confidentiality provisions in this Agreement and those provided for in the License Agreement, the terms of this Agreement will prevail with respect to any Confidential Information under the terms of this Agreement.

6.3                               Subject to Article 5.1, the Sponsor requires of the Research Organization, and the Research Organization agrees insofar as it may be permitted to do so at law, that this Agreement, and each part of it, is confidential and shall not be disclosed to third parties, as the Sponsor claims that such disclosure would or could reveal commercial, scientific or technical information and would significantly harm the Sponsor’s competitive position.

6.4                               Notwithstanding any termination or expiration of this Agreement, the obligations of confidentiality set forth in this Article 6 shall survive and continue to be binding upon the Recipient, its successors, and assigns until three (3) years after such termination or expiration.

7.0                               PUBLICATIONS:

7.1                               The Sponsor acknowledges that the policies of the Research Organization require that the results of the Project be publishable, subject to Article 6. The parties therefore agree that researchers engaged in the Project shall not be restricted from presenting at symposia, national, or regional professional meetings, or from publishing in abstracts, journals, theses, or dissertations, or otherwise, whether in printed or in electronic media, methods and results of the Project, provided however that:

(a)                                 the Research Organization provides the Sponsor with copies of any proposed publication or presentation at least 45 days in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party; and

(b)                                 the Sponsor has not, within 30 days after receipt of said copies, objected in writing to such proposed presentation or proposed publication in accordance with Article 7.2 of this Agreement.

6

7.2                               The Sponsor may object to a proposed presentation or proposed publication on the grounds that it contains Confidential Information that was disclosed to the Research Organization by the Sponsor or on the grounds that it discloses patentable subject matter which needs protection. In the event that the Sponsor makes such objection on the former ground, the Research Organization shall ensure that its researchers remove such Confidential Information immediately from the proposed presentation or publication, after which the Research Organization and its researchers may proceed with said presentation or publication. In the event that the Sponsor makes such an objection on the latter ground, it shall be deemed to be a direction to the Research Organization to file a patent application pursuant to Article 8.4, and the Research Organization shall ensure that its researchers refrain from making such publication or presentation until Research Organization has filed one or more patent applications with one or more patent offices directed to such patentable subject matter, or until 3 months have elapsed from date of receipt of such written objection from the Sponsor by the Research Organization, whichever is sooner, after which the Research Organization and its researchers may proceed with said presentation or publication. For greater certainty, a provisional patent application shall be considered to be a patent application in the United States of America for the purposes of this Agreement.

8.0                               INTELLECTUAL PROPERTY:

8.1                               The parties acknowledge and agree that all rights and title to Research Organization Intellectual Property shall belong to the Research Organization.

8.2                               The parties acknowledge and agree that all rights and title to Sponsor Intellectual Property shall belong to the Sponsor.

8.3                               Notwithstanding Article 8.1, the parties acknowledge and agree that, as between the parties, all rights and title to Joint Intellectual Property shall belong jointly to the Research Organization and the Sponsor. Notwithstanding the applicable patent or other intellectual property laws in any jurisdiction, none of the parties may commercially exploit any Joint Intellectual Property except as specifically provided for in Article 9.3.

8.4                               The Research Organization will promptly notify Sponsor of any Research Organization Intellectual Property. The parties will promptly notify one another of any Joint Intellectual Property. The Sponsor may direct that one or more patent applications be filed in respect of such Research Organization Intellectual Property or Joint Intellectual Property, as the case may be, in which case the Research Organization shall promptly prepare, file, and prosecute such patent applications in such jurisdictions as the Sponsor directs in the name of the Research Organization in the case of Research Organization Intellectual Property and in the joint names of the Research Organization and the Sponsor in the case of Joint Intellectual Property. Where the parties have agreed upon a license in accordance with Article 9.2 or 9.4, as applicable, the Sponsor shall bear all costs incurred in connection with the preparation, filing, prosecution, and maintenance of such patent applications and shall cooperate with the Research Organization to assure that such patent applications cover, to the best of the Sponsor’s knowledge, all items of commercial interest and importance. While the Research Organization shall be responsible for making final decisions regarding the scope and content of such patent applications and the prosecution thereof, the Sponsor shall be given an opportunity to review and provide input thereto. The Research Organization shall keep the Sponsor advised as to all developments with respect to such applications and shall promptly supply the Sponsor with copies of all papers received and filed in connection with the prosecution thereof in sufficient time for the Sponsor to comment thereon

7

8.5                               If the Research Organization wishes to obtain patent protection in respect of Research Organization Intellectual Property and/or Joint Intellectual Property over and above that for which the Sponsor wishes to provide its financial support pursuant to Article 8.4, the Research Organization shall be free to file or continue prosecution or maintain any such applications and to maintain any protection issuing thereon at its own expense.

9.0                               GRANT OF RIGHTS:

9.1                               The Research Organization grants the Sponsor (subject to the rights and consent, as and if applicable, of the Academic Hospital at the University of Amsterdam, Amsterdam Molecular Therapeutics B.V., and/or [**]) the option to obtain an exclusive royalty-bearing world-wide license to use or otherwise exploit the Research Organization’s rights to any Research Organization Intellectual Property subject to terms and conditions determined in accordance with Article 9.2. Said option shall subsist with respect to each item of Research Organization Intellectual Property for a period of 6 months after said item has been disclosed in writing by the Research Organization to the Sponsor and may be exercised within this period by the Sponsor delivering written notice of same to the Research Organization.

9.2                               If the Sponsor exercises its option pursuant to Article 9.1, the parties shall negotiate in good faith to determine the specific terms and conditions on which the license shall be granted by the Research Organization (and the Academic Hospital at the University of Amsterdam, Amsterdam Molecular B.V., and/or [**], as applicable and subject to their consent) to the Sponsor according to the following terms and ranges: License fee in the range of [**] and royalties in the range of either (i) [**] or (ii [**]. If the parties are unable to agree upon such specific terms and conditions within a period of 6 months after the date when the Sponsor exercised its option, the Sponsor shall have the right to have the terms and conditions which are still in issue determined by an arbitrator in accordance with Article 14. Said arbitrator shall be required to determine such outstanding terms and conditions:

(a)                                 Subject to this Article 9.2, in accordance with generally accepted industry standards where such terms and conditions relate purely to financial matters such as minimum annual royalty amounts, percentage royalty rates, and performance requirements; and

(b)                                 Substantially in accordance with the then current licensing practices of the Research Organization in all other matters including, without limiting the generality of the foregoing, matters of indemnification, insurance, confidentiality, use of trade-marks or names of Research Organization personnel, and disclaimer of warranty.

9.3                               Each of the parties hereto grants the other the option to obtain a royalty-bearing license to use or otherwise exploit Joint Intellectual Property subject to terms and conditions determined in accordance with Article 9.4. Said option shall subsist with respect to each item of Joint Intellectual Property for a period of 6 months after said item has been disclosed in writing by one party to the other and may be exercised within this period by the exercising party delivering written notice of same to the other.

9.4                               If either one of the parties exercises its option pursuant to Article 9.3, the parties shall negotiate in good faith to determine the specific terms and conditions on which the license shall be granted to the exercising party according to the terms and ranges set forth in Article 9.2. If the parties are unable to agree upon such specific terms and conditions within a period of

8

6 months after the date when the option was exercised, either party shall have the right to have the terms and conditions which are still in issue determined by an arbitrator in accordance with Article 14. Said arbitrator shall be required to determine such outstanding terms and conditions:

(a)                                 Subject to this Article 9.4, in accordance with generally accepted industry standards where such terms and conditions relate purely to financial matters such as minimum annual royalty amounts, and performance requirements except that the applicable royalty rate to be paid by the exercising party to the other shall be determined by ascertaining what would be a fair market royalty rate if the applicable Joint Intellectual Property was owned in its entirety by one party and was being licensed to an independent, arms-length, third party and then dividing this figure equally by the number of joint owners of the applicable Joint Intellectual Property; and

(b)                                 Substantially in accordance with the then current licensing practices of the Research Organization in all other matters including, without limiting the generality of the foregoing, matters of indemnification, insurance, confidentiality, use of trade-marks or names of Research Organization personnel, and disclaimer of warranty.

9.5                               Subject to the Research Organization’s compliance with Article 6, the Sponsor hereby grants the Research Organization a non-exclusive, royalty-free license in perpetuity to use Sponsor Intellectual Property and Joint Intellectual Property but only for academic and research purposes, and not for any commercial purposes whatsoever. Except as expressly provided for above, the Research Organization may not use or license any Joint Intellectual Property without the express prior written consent of the Sponsor.

9.6                               Notwithstanding Articles 6, 9.1 and 9.3 of this Agreement, the Sponsor (and the Sponsor’s sublicensees or sub-sublicensees, as the case may be) shall have access to, and the right to use, non-patentable research data and reports generated during the performance of the Project, for the limited purpose of fulfilling regulatory requirements in the research and development process relating to the technology that has been licensed to the Sponsor under the License Agreement.

10.0                        TERM AND TERMINATION:

10.1                        This Agreement shall be deemed to have come into force upon the beginning of the Contract Period and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Article. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign. Either party may terminate this agreement upon ninety (90) days prior written notice to the other.

10.2                        In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within thirty (30) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect and such termination shall be effective as of the date of the receipt of such notice.

9

10.3                        Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement pursuant to Articles 8 and 9. No, termination of this Agreement, however effectuated, shall release the parties hereto from their rights and obligations under Articles 4.3, 5, 6, 10.4, or 12.

10.4                        Forthwith upon the termination of this Agreement, the Recipient shall cease to use the Provider’s Confidential Information in any manner whatsoever and upon the written request of the Provider shall forthwith deliver up to the Provider all of the Provider’s Confidential Information in the Recipient’s possession or control, together with a certificate certifying that no copies have been made or retained.

11.0                        DISCLAIMER OF WARRANTY:

11.1                        The Research Organization makes no representations or warranties, either express or implied, with respect to the data or other results arising from the Project or with respect to any Confidential Information it may disclose to the Sponsor. The Research Organization specifically disclaims any implied warranty of non-infringement or merchantability or fitness for a particular purpose and shall in no event be liable for any loss of profits, be they direct, consequential, incidental, or special or other similar or like damages arising from any defect, error or failure to perform, even if the Research Organization has been advised of the possibility of such damages. The Sponsor hereby acknowledges that the Project is of an experimental and exploratory nature, that no particular results can be guaranteed, and that it has been advised by the Research Organization to undertake its own due diligence with respect to all matters arising from this Agreement.

12.0                        INDEMNITY:

12.1                        The Sponsor hereby indemnifies, holds harmless and defends the Research Organization, its Board of Governors, directors, officers, employees, faculty, students, invitees, and agents against any and all claims (including all legal fees and disbursements incurred in association therewith) arising out of the receipt or use by the Sponsor of any of the Research Organization’s Confidential Information, the Research Organization Intellectual Property, the Joint Intellectual Property, the Sponsor Intellectual Property, or any data or other results arising from the Project including, without limiting the generality of the foregoing, any damages or losses, consequential or otherwise, arising from or out of same, howsoever the same may arise.

13.0                        INSURANCE:

13.1                        The parties acknowledge that the Research Organization has adequate liability insurance applicable to its officers, employees, and agents while acting within the scope of their employment by the Research Organization, and that the Research Organization has no liability insurance policy as such that can extend protection to any other person. Therefore, subject to Article 12, each party hereby assumes any risks of personal injury and property damage attributable to the negligent acts or omissions of that party and its officers, employees, and agents.

14.0                        GOVERNING LAW AND ARBITRATION:

14.1                        This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its

10

conflict of law rules. All parties agree that by executing this Agreement they have attomed to the jurisdiction of the Supreme Court of British Columbia. Subject to Article 14.2, the Supreme Court of British Columbia shall have exclusive jurisdiction over this Agreement.

14.2                        In the event of any dispute arising between the parties concerning this Agreement, its enforceability, or its interpretation, said dispute shall be settled by a single arbitrator appointed pursuant to the provisions of the International Commercial Arbitration Act of British Columbia, or any successor legislation then in force. The place of arbitration shall be Vancouver, British Columbia, Canada and the language to be used in the arbitration proceedings shall be English. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction.

15.0                        ASSIGNMENT:

15.1                        Except as specifically provided by Article 15.2, this Agreement shall not be assigned by any party without the prior written consent of the others, which consent shall not be unreasonably withheld.

15.2                        The Sponsor may assign its rights and obligations pursuant to this Agreement to any majority stockholder of the Sponsor and/or any subsidiary in which the Sponsor is a majority stockholder and/or to a purchaser of all or substantially all of the assets of the Sponsor, provided that the Sponsor notifies the Research Organization in writing in advance of such assignment and further provided that the assignee enter into a written agreement with the Research Organization pursuant to which the assignee agrees to assume responsibility for all of the Sponsor’s obligations pursuant to this Agreement.

16.0                        NOTICES:

16.1                        All notices or other documents that either of the parties hereto are required or may desire to deliver to the other party hereto may be delivered only by personal delivery or by registered or certified mail, or fax, all postage and other charges prepaid, at the address for such party set forth below or at such other address as that party may hereinafter designate in writing to the other. Any notice personally delivered or sent by fax shall be deemed to have been given or received at the time of delivery, or transmission.

Sponsor:                                                                                                                                                President

Xenon Genetics Inc.

100 - 2386 East Mall

Vancouver, British Columbia

V6T 1Z3

Telephone: (604) 221-8478

Fax: (604) 221-8423

Research Organization:                                                                 The Director

The University of British Columbia

University - Industry Liaison Office

I.R.C. Room 3312194 Health Sciences Mall

Vancouver, British Columbia

V6T 1Z3

Telephone: (604) 822-8580

Fax: (604) 822-8589

11

16.2                        Questions or queries of a scientific nature or regarding financial matters may be directed by the Sponsor to the Research Organization through the following contacts:

Technical Matters:                                          Dr. Michael Hayden

Department of Medical Genetics

The University of British Columbia

Center for Molecular Medicine and Therapeutics

Vancouver, British Columbia

Telephone:(604) 875-3535

Telecopier:(604) 875-3819

Financial Matters:                                             Ms. Claudia Nadalini

Office of Financial Services

University of British Columbia

General Services Administration Building

2075 Wesbrook Mall

Vancouver, British Columbia

V6T 1Z1

Telephone:(604) 822-2321

Telecopier:(604) 822-2417

17.0                        NO CONSULTING

17.1                        The parties hereto acknowledge that, Dr. Michael Hayden (“Dr. Hayden”) has an appointment within the Research Organization and is also Chief Scientific Officer of the Sponsor and that Dr. Michael Hayden will be required to comply with the policies of the Research Organization relating to conflicts of interest. Without limiting the generality of the foregoing, the Sponsor and Dr. Hayden acknowledge and agree that Dr. Hayden has been engaged by the Research Organization as the Investigator in connection with the Project described in Appendix “A” to this Agreement, and that Dr. Hayden will not be engaged or retained as a consultant by the Sponsor or any other party in connection with the Project or research related to the Project.

18.0                        GENERAL:

18.1                        The appendices to this Agreement together with the terms and conditions contained within this Agreement constitute the entire understanding between the parties hereto and no modifications hereof shall be binding unless executed in writing by the parties hereto. The appendices will be binding upon the parties hereto except to the extent that they may conflict with the terms and conditions contained within this Agreement itself, in which case the terms and conditions of this Agreement shall govern.

18.2                        In the event that any part, section, clause, paragraph or subparagraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

18.3                        No condoning, excusing or overlooking by either party of any default or breach by the other party in respect of any terms of this Agreement shall operate as a waiver of such party’s rights under this Agreement in respect of any continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by such party, save only an express waiver in writing.

12

18.4                        No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

18.5                        In the event of a conflict arising between the interpretation of this Agreement and the License Agreement, the terms of the License Agreement will prevail.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement effective as of the beginning of the Contract Period, regardless of the date of execution.

Signed for and on behalf of	)
XENON GENETICS INC.	)
by its authorized signatories:	)
)
)
Authorized Signatory	)
)
)
Authorized Signatory	)

Signed for and on behalf of	)
THE UNIVERSITY OF BRITISH COLUMBIA	)
by its authorized signatories:	)
)
)
Authorized Signatory	)
)
)
Authorized Signatory	)

I have read and understood the foregoing Agreement and understand my responsibilities as the Investigator, and in particular acknowledge and agree with the restrictions on my ability to be retained or engaged as a consultant as set out in Article 17.1 herein:

Name: Dr. Michael Hayden
Department: UBC Medical Genetics Department

13

APPENDIX “A”

STATEMENT OF WORK

PROJECT DESCRIPTION

LPL Gene Therapy for LPL Deficiency

1.                                      PROJECT OBJECTIVE

AMT is developing an adeno-associated virus (MV) gene therapy strategy as an orphan drug to enhance triglyceride metabolism in genetically deficient LPL patients. When successful, this gene therapy approach has the potential to be used in large patient populations by correcting the lipoprotein phenotype in coronary artery disease and myocardial ischemia. This project is directed at the development of an adeno-associated virus (AAV), gene-based strategy for the replacement and/or enhancement of Lipoprotein Lipase (LPL) gene function in humans. The specific objectives of this gene targeting approach is to enhance intravascular triglyceride (Tg) metabolism (or in other words, lipid breakdown) in patients who have severely elevated blood Tg’s due to a genetic deficiency of LPL; these patient carry a high health risk of both morbidity and mortality, and occur in significant numbers in Western Europe, Canada, the US and South Africa.

2.                                      PROJECT DESCRIPTION

2.1.                            Preclinical proof of principle studies

Objectives:

•                  Generate and test MV vector expressing LPL

•                  Demonstrating proof of principle

•                  Evaluate gene expression

For the proof of principle study, [**].

Study design

[**]

.

Anticipated time schedule

1.                                      [**] study

a.                                      Start experiment:                                                  [**]

b.                                      End of experiment:                                       [**]

2.                                      [**] study

a.                                      Start experiment:                                                  [**]

b.                                      End of experiment:                                       [**]

Committed number of FTE’s fully dedicated to this project [**]

2.2.                            Preclinical [**]studies

Objectives:

•                  Evaluate safety

•                  Evaluate immune response

•                  Evaluate gene expression

•                  Evaluate delivery site

•                  Evaluate distribution of vector to various tissues (biodistribution)

•                  Selection of product candidate for clinical development

•                  Identify doses for clinical trials

•                  Filing of regulatory submission to commence clinical trials

•                  Obtain regulatory approval to start clinical trial

[**].

Anticipated time schedule

Start:                                                                  [**]

Budget

	Annual Budget [**] years	University Overhead @ [**]%”
Salaries, Equipment and Consumables
Project Leader	$ [**]	$ [**]
Benefits [**]	[**]	[**]

Post Doctoral Fellow	[**]	[**]
Benefits [**]	[**]	[**]

[**]	[**]	[**]
Benefits [**]	[**]	[**]

Reagents and routines (consumables)($[**]/ person / month)	[**]	[**]

Minor Equipment	[**]	—

Costs for animal experiments

Mice study *: [**]	[**]	[**]

Cat study **: ([**])	[**]	[**]

Subtotal	[**]	[**]

“TOTAL ANNUAL BUDGET:	[**]

* [**].

** [**].

2

ANNEX 2 — LICENSE AGREEMENT (Redacted Form)

Annex 2

LICENSE AGREEMENT

BETWEEN:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having its administrative offices at 2075 Wesbrook Mall, in the City of Vancouver, in the Province of British Columbia, V6T 1W5

(the “University”)

AND:

XENON GENETICS INC., a corporation continued under the laws of Canada, and having its administrative offices at Suite 100 - 2386 East Mall, Vancouver, British Columbia, V6T 1Z3

(the “Licensee”)

WHEREAS:

A.                                                                                    The University has been engaged in research during the course of which it has invented, developed and/or acquired certain technology identified in UBC Invention Disclosure File #UBC 94-061, entitled “Lipofipase Mutation 291, Implication for Coronary Artery Disease”, and File #UBC 91-003, entitled “Mutation in Human Lipoprotein Lipase Gene which causes Type 1 Hyperlipoproteinemia”;

B.                                                                                    [**] has invented, developed and/or acquired certain technology which may have common subject matter with certain technology invented, developed and/or acquired by the University, and identified in UBC Invention Disclosure File # UBC 99-082, entitled “Recombinant Viruses Preparation and use thereof in Gene Therapy”;

C.                                                                                    The University has been jointly engaged in research with the Academic Hospital at the University of Amsterdam (“AMC”) during the course of which they have jointly invented, developed and/or acquired certain technology identified in UBC Invention Disclosure File # UBC 00039, entitled “Mutation 447”;

D.                                                                                    The research done at the University with respect to the above referenced technologies was undertaken by Dr. Michael Hayden who is an employee of the University engaged in a number of research projects and a founder and chief scientific officer of the Licensee;

E.                                                                                     [**].

F.                                                                                      The University is desirous of entering into this agreement (the “Agreement”) with the objective of furthering society’s use of its advanced technology, and to generate further research in a manner consistent with its status as a non-profit, tax exempt educational institution; and

G.                                                                                    Subject to the terms and conditions hereinafter set out, the Licensee is desirous of the University granting a license to the Licensee to use or cause to be used the University’s interest in such technology to manufacture, distribute, market, sell and/or license or sublicense products and services derived or developed from such technology.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.0                               DEFINITIONS:

1.1.                            In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

(a)                                 “Accounting”: an accounting statement setting out in detail how the amount of Revenue was determined;

(b)                                 “Affiliated Company” or “Affiliated Companies”: two or more corporations where the relationship between them is one in which one of them is a subsidiary of the other, or both are subsidiaries of the same corporation, or fifty percent (50%) or more of the voting shares of each of them is owned or controlled by the same person, corporation or other legal entity;

(c)                                  “Collaborative Research Agreement”: the Collaborative Research Agreement dated August 1, 2000 between the University and the Licensee, which contemplates the performance of a research project entitled “LPL Gene Therapy for LPL Deficiency”,

(d)                                 “Confidential Information”: any part of the Information which is designated by either party (the “Disclosing Party”) as confidential, whether orally or in writing but excluding any part of the Information:

(i)                                     possessed by the receiving party prior to receipt from the Disclosing Party, other than through prior disclosure by the Disclosing Party, as evidenced by the receiving party’s business records;

(ii)                                  published or available to the general public otherwise than through a breach of this Agreement;

(iii)                               obtained by the receiving party from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Disclosing Party; or

(iv)                              independently developed by employees, agents or consultants of the receiving party who had no knowledge of or access to the Disclosing Party’s Information as evidenced by the receiving party’s business records;

(e)                                  “Date of Commencement” or “Commencement Date”: this Agreement will be deemed to have come into force on the Date of Commencement which shall be August 1, 2000, and shall be read and construed accordingly;

2

(f)                                   “Effective Date of Termination”: the date on which this Agreement is terminated pursuant to Article 18;

(g)                                  “Field of Use”: gene therapy being [**].

(h)                                 “Xenon Improvements”: improvements, variations, updates, modifications, and enhancements which relate to the Technology made solely by the Licensee or any sublicensees of the Licensee at any time after the Commencement Date that cannot be practised without infringing the claims of the Patents;

(i)                                     “UBC Improvements”: improvements, variations, updates, modifications, and enhancements which relate to the Technology made solely by the University at any time after the Commencement Date that cannot be practised without infringing the claims of the Patents;

(j)                                    “Joint Improvements”: improvements, variations, updates, modifications, and enhancements which relate to the Technology made jointly by the University and the Licensee or the University and any sublicensees of the Licensee at any time after the Commencement Date that cannot be practised without infringing the claims of the Patents;

(k)                                 “Improvements”: collectively the UBC Improvements, the Xenon Improvements and the Joint Improvements;

(l)                                     “Information”: any and all Technology and any and all Improvements, the terms and conditions of this Agreement and any and all oral, written, electronic or other communications and other information disclosed or provided by the parties including any and all analyses or conclusions drawn or derived therefrom regarding this Agreement and information developed or disclosed hereunder, or any party’s raw materials, processes, formulations, analytical procedures, methodologies, products, samples and specimens or functions;

(m)                             “Patents”: collectively the patents listed in Schedule “A”, including any patents or patent applications that may be added to Schedule “A” from time to time, and any counterparts, Continuation-ln-Part, renewals, divisionals, reissues, corresponding international patent applications, continuations and any patents resulting therefrom. For greater certainty the Patents and Patent applications as herein defined shall include, any and all Patents or Patent Applications arising from, or relating to Improvements, including Improvements that result from the Collaborative Research Agreement between the parties, which Patents or Patent applications shall be added to Schedule “A”;

(n)                                 “Product(s)”: goods manufactured in connection with the use of all or some of the Technology and/or any Improvements;

(o)                                 “Revenue”:[**], less the following deductions to the extent included in the amounts invoiced and thereafter actually allowed and taken:

(i)                                     [**],

(ii)                                  [**],

3

(iii)                               [**],

(iv)                              [**], and

(v)                                 [**].

Where any Revenue is derived from a country other than Canada it shall be converted to the equivalent in Canadian dollars on the date the Licensee is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set by the Bank of Montreal for buying such currency. The amount of Canadian dollars pursuant to such conversion shall be included in the Revenue;

(p)                                 “Royalty Due Dates”: the last working day of March, June, September and December of each and every year during which this Agreement remains in full force and effect;

(q)                                 “Sublicensing Revenue”: [**], but excluding:

(i)                                     [**] with Amsterdam Molecular Therapeutics B.V. (“AMT”);

(ii)                                  [**] under the proposed sublicense with AMT [**];

(iii)                               research fees received by the Licensee in reimbursement for the actual costs of research and development undertaken by the Licensee pursuant to a written research plan.

Where any Sublicensing Revenue is derived from a country other than Canada it shall be converted to the equivalent in Canadian dollars on the date the Licensee is deemed to have received such Sublicensing Revenue pursuant to the terms hereof at the rate of, exchange set by the Bank of Montreal for buying such currency. The amount of Canadian dollars pursuant to such conversion shall be included in the Sublicensing Revenue;

(r)                                    “Technology”: any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, prior to the Date of Commencement by the University relating to, and including the technology described in Schedule “A” hereto, as amended from time to time, including, without limitation the Patents, and collectively the University’s interest in the UBC Technology, the UBC - [**] Technology and the UBC - Amsterdam Technology (as hereinafter defined in Article 2.1) and all research, data, specifications, instructions, manuals, papers or other materials of any nature whatsoever, whether written or otherwise, relating to same; and

(s)                                   “UBC Trade-marks”: any mark, trade-mark, service mark, logo, insignia, seal, design, symbol or device used by the University in any manner whatsoever.

2.0                               PROPERTY RIGHTS IN AND TO THE TECHNOLOGY:

2.1.                            The parties hereto hereby acknowledge and agree that:

4

(a)                                 Dr. Michael Hayden has assigned his rights to the Technology and any Improvements to the University;

(b)                                 the University owns any and all right, title and interest in and to the technology identified in UBC Invention Disclosure File # UBC 94-061, entitled “Lipolipase Mutation 291, Implication for Coronary Artery Disease”, and File # UBC 91-003, entitled “Mutation in Human Lipoprotein Lipase Gene which causes Type 1 Hyperlipoproteinemia” as well as any and all UBC Improvements (the “UBC Technology”);

(c)                                  [**] has developed or acquired certain technology which has common subject matter with certain technology invented, developed and/or acquired by the University, and the University and [**] are named as joint owners within the United States of the technology identified in UBC Invention Disclosure File # UBC 99-082, entitled “Recombinant Viruses Preparation and use thereof in Gene Therapy” (the “UBC -[**] Technology”);

(d)                                 the University and AMC jointly own the technology identified in UBC Invention Disclosure File # UBC 00-039, entitled “Mutation 447” (the “UBC - Amsterdam Technology”),

(e)                                  the University and the Licensee, subject to the terms of this Agreement jointly own all Joint Improvements, and provided that notwithstanding the applicable patent or other intellectual property laws of any jurisdiction both the University and the Licensee shall only use and commercially exploit any Joint Improvements in accordance with the terms of this Agreement; and

(f)                                   the Licensee, subject to the terms of this Agreement, owns any all right, title and interest in and to the Xenon Improvements.

2.2.                            The Parties shall, on request, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Technology, and any Improvements vest with, or remain with, the parties as set out in Article 2.1.

3.0                               GRANT OF LICENSE:

3.1.                            In consideration of the license fees, milestone payments and royalty payments reserved herein, and the covenants on the part of the Licensee contained herein, the University hereby grants to the Licensee within the Field of Use:

(a)                                 a worldwide exclusive license to use and sublicense the UBC Technology, any UBC Improvements or any Joint Improvements, and any Patents related thereto, including the right to manufacture, distribute, and sell Products and provide services on the terms and conditions hereinafter set forth during the term of this Agreement;

(b)                                 a license of the University’s rights to the UBC - [**] Technology and any UBC Improvements or Joint Improvements and any Patents related thereto, including the right to use and sublicense the University’s rights in the UBC - [**] Technology and any UBC Improvements or Joint Improvements thereto, and to manufacture, distribute, and sell Products and provide services on the terms and

5

conditions hereinafter set forth during the term of this Agreement. The University acknowledges and agrees that it shall not license within the Field of Use any of the University’s rights to the UBC - [**] Technology or any UBC Improvements or Joint Improvements thereto to any entity other than the Licensee for the duration of the term of this Agreement;

(c)                                  a worldwide co-exclusive license together with Amsterdam Molecular Therapeutics B.V. (“AMT”) of the University’s rights to the UBC - Amsterdam Technology and any UBC Improvements or Joint Improvements and any Patents related thereto, including the right to use and sublicense the University’s rights to the UBC - Amsterdam Technology and any UBC Improvements or Joint Improvements thereto, and to manufacture, distribute, and sell Products and provide services on the terms and conditions hereinafter set forth during the term of this Agreement The Licensee acknowledges and agrees that AMC has granted a worldwide co-exclusive license to AMT to use and sublicense the UBC - Amsterdam Technology. The University acknowledges and agrees that it shall not license within the Field of Use any of the University’s rights to the UBC - Amsterdam Technology or any UBC Improvements or Joint Improvements thereto to any entity other than the Licensee for the duration of the term of this Agreement;

3.2.                            The grant of the license:

(a)                                 set out in Article 3.1(b) is made expressly subject to all of the rights which [**] has acquired to the UBC - [**] Technology. The Licensee hereby acknowledges that the use, practice, exploitation and commercialization of any rights to the UBC - [**] Technology may be subject to the consent of [**], and that it shall be the Licensee’s sole responsibility to obtain such consent from [**];

(b)                                 set out in Article 3.1(c) is expressly made subject to the conditions precedent that the written consent of AMC be obtained by the University prior to the grant of such a co-exclusive license to the Licensee.

In the event the University is unable to obtain the consent referred to in Article 3.2(b), the grant of license by the University to the Licensee herein shall be limited to the grant of license referred to in Article 3.1(a) and (b).

3.3.                            The licenses granted herein are personal to the Licensee and are not granted to any Affiliated Company or Affiliated Companies, subject to the right of the Licensee to sublicense as set out herein.

3.4.                            The Licensee shall not cross-license the Technology or any UBC Improvements or Joint Improvements without the prior written consent of the University.

3.5.                            Notwithstanding Article 3.1, and subject to Article 10.6 herein, the parties acknowledge and agree that the University may use the Technology and any Improvements (including UBC Improvements, Joint Improvements and Xenon Improvements) without charge in any manner whatsoever for research, scholarly publication, educational or other non-commercial uses. Except as expressly provided for above, the University may not use or license any Joint Improvements without the express, prior written consent of the Licensee.

6

4.0                               SUBLICENSING:

4.1.                            The Licensee shall have the right to grant sublicenses to Affiliated Companies and other third parties with respect to the Technology and any Improvements with the prior written consent of the University, such consent not to be unreasonably withheld. The Licensee shall not be obligated to obtain the University’s consent to the granting of a sublicense if the proposed sublicensee has a market capitalization in excess of CAN. $[**] at the time of the granting of the sublicense. Further, the University, subject to a full legal review and approval of the terms of such sublicense agreement and review of the performance terms in accordance with Article 11.3, hereby expressly consents to the Licensee granting a sublicense to AMT. The Licensee will furnish the University with a copy of each sublicense granted within 30 days after execution. The Licensee shall cause each sublicensee to indemnify the University on the same terms and conditions as are contained in Article 9.1 and which indemnity shall extend to cover any sub-sublicenses granted by such sublicensee.

4.2.                            Except as hereinafter provided, any sublicense granted by the Licensee shall be personal to the sublicensee and shall not be assignable without the prior written consent of the University, such consent not to be unreasonably withheld. A sublicensee may grant a further sub-sublicense to a third party for the purpose of developing, marketing, selling, manufacturing or distributing Products with the prior written consent of the University, such consent not to be unreasonably withheld. A sublicensee shall not be obligated to obtain the University’s consent to the granting of a sub-sublicense if the proposed sub-sublicensee has a market capitalization in excess of CAN. $[**] at the time of the granting of the sub-sublicense. The sublicensee shall furnish the University with a copy of such sub-sublicense granted within 30 days after execution. A sublicense can be assigned without the consent of the University to an Affiliated Company of the sublicensee or as part of a merger, acquisition or other business combination in which all or substantially all of the assets of the sublicensee are transferred. All sublicenses and sub-sublicensees shall contain covenants by the sublicensee or sub-sublicensees to observe and perform the terms and conditions contained in this Agreement, to the extent that the same are applicable.

4.3.                            Upon execution of a sublicense with AMT, AMT may register such sublicense with the relevant patent authorities, in those jurisdictions in which AMT carries on business and/or has its chief place of business. The University will provide reasonable assistance to AMT with respect to such registrations, provided that all reasonable costs incurred by the University in association with such registrations, including all legal expenses, shall be paid for by AMT, or the Licensee in the event of any default in payment by AMT. The University will, on request by the Licensee, endeavour to provide an estimate of such costs.

5.0                               ROYALTIES:

5.1.                            In consideration of the license granted hereunder, the Licensee shall pay to the University a royalty comprised of:

(a)                                 •% of the Revenue, and

(b)                                 •% of the Sublicensing Revenue.

For clarification, Sublicensing Revenue shall be exclusive of Revenue, such that in no event shall the Licensee owe royalties to the University under both of Articles 5.1(a) and 5.1(b) in respect of any given amount of revenue.

7

5.2.                            If commercial development by the Licensee of a Product or Products incorporating the Technology or any Improvements is not possible without licensing other technology from an arms length third party to be used in combination with the Technology or any Improvements, then [**]:

•                  [**] and

•                  [**].

[**].

5.3.                            The royalty shall become due and payable within [**] days of each respective Royalty Due Date and shall be calculated with respect to the Revenue and the Sublicensing Revenue in the three month period immediately preceding the applicable Royalty Due Date.

5.4.                            All payments of royalties made by the Licensee to the University hereunder shall be made in Canadian dollars without any reduction or deduction of any nature or kind whatsoever, except as may be prescribed by Canadian law.

5.5.                            Products shall be deemed to have been sold by the Licensee and included in the Revenue when invoiced, or if not invoiced, then when delivered, shipped, or paid for, whichever is the first. Sublicensing Revenue shall be deemed to have been received by the Licensee with respect to each of its sublicensees when such consideration is actually received by the Licensee from its sublicensees.

5.6.                            Any transaction, disposition, or other dealing involving the Technology or any part thereof between the Licensee and another person that is not made at fair market value shall be deemed to have been made at fair market value, and the fair market value of that transaction, disposition, or other dealing shall be added to and deemed part of the Revenue or the Sublicensing Revenue, as the case may be, and shall be included in the calculation of royalties under this Agreement.

6.0                               INITIAL LICENSE FEE, ANNUAL MAINTENANCE FEE AND MINIMUM ANNUAL ROYALTY:

6.1.                            As part of the consideration for the rights granted by the University to the Licensee hereunder, the Licensee agrees to issue to the University, as an initial license fee the sum of $• (Canadian funds) (the “Initial License Fee”). The said sum shall be paid concurrently with the execution of this Agreement. Neither all nor any portion of the said sum shall be refundable to the Licensee under any circumstances.

6.2.                            The Licensee acknowledges and agrees that the University has agreed to accept the Initial License Fee on the condition that[**].

6.3.                            In further consideration for the license granted hereunder, the Licensee shall pay to the University, in addition to all other amounts due under this Agreement, an annual maintenance fee of CAN. $• payable on execution of this Agreement and thereafter on or before September 1st of each year during which this Agreement remains in full force and effect (the “Annual Maintenance Fee”). Neither all nor any part of the Annual Maintenance Fee paid shall be refundable to the Licensee under any circumstances.

8

6.4.                            In addition to all other payments due hereunder, the Licensee shall pay to the University the following milestones, for each product developed by the Licensee or a sublicensee:

(a)                                 within [**] days of [**] the sum of CAN. $•;

(b)                                 within [**] days of[**], the sum of CAN. $•; and

(c)                                  within [**] days of receipt of [**], the sum of CAN. $•.

For greater clarity, it is agreed that the foregoing milestone payments shall be due and payable by the Licensee regardless of whether such milestones are achieved by the Licensee or a sublicensee, and such milestone payments shall in no way effect or diminish the royalties which are due and payable hereunder, and in particular, the calculation of the amount of royalty payable in connection with the Sublicensing Revenue.

6.5.                            The Licensee shall pay to the University the milestones due under Article 6.4. in the timeframes provided under Article 6.4, with the following exceptions:

(a)                                 [**];

(b)                                 [**]:

(i)                                     [**], or

(ii)                                  [**]; and

6.6.                            For greater certainty, and notwithstanding any provisions within this Agreement to the contrary, the parties agree that:

(a)                                 [**]; and

(b)                                 [**].

7.0                               PATENTS:

7.1.                            The Licensee shall have the right to identify any process, use or products arising out of the Technology and any UBC Improvements or any Joint Improvements that may be patentable including the right to apply for further patents in other jurisdictions, or continuations, continuations-in-part, divisions, reissues, re-examinations or extensions of the Patents or any further applications made hereunder, and shall take all reasonable steps to apply for such a patents in the name of the University or jointly in the names of the University and the Licensee in the case of any patent relating to a Joint Improvement, provided that the Licensee pays all costs of applying for, registering and maintaining the patent in such jurisdictions as the Licensee may designate. The Licensee shall be responsible for the management, filing, prosecution and maintenance of such Patents, provided however, that the Licensee will obtain the University’s prior consent, as to any material decision or action taken in the prosecution of such Patents, which consent shall not to be unreasonably withheld by the University. The Licensee shall also provide the University with copies of all correspondence and documents relating to the filing, prosecution and maintenance of the Patents. In the event that this Agreement is terminated for any reason whatsoever, the Licensee shall pay all outstanding costs relating to such patent

9

applications to the date of termination and shall direct the patent agents responsible for such patent applications to take all further instructions, if any, relating to such applications from the University.

7.2.                            On the issuance of a patent in accordance with Article 7.1, the Licensee shall have the right to become, and shall become, the licensee of the same all pursuant to the terms contained herein.

7.3.                            As of April 27, 2001, the University has incurred CAN. $80,091.70 in patenting the Technology. On execution of this Agreement, the Licensee will pay to the University the sum of CAN. $80,091.70 to reimburse the University for these costs. All further costs with respect to all Patents or Patent Applications relating to the Technology and any UBC Improvements or Joint Improvements, and all maintenance fees for such patents incurred by the University at any time after April 27, 2001, shall be reimbursed by the Licensee to the University within 30 days of presentation of receipts and/or invoices by the University to the Licensee. Without limiting the generality of the forgoing the Licensee agrees to pay for all costs with respect to the Patents, patent applications, divisionals, substitutions, continuations, continuations in part, all claims of foreign patent applications.

7.4.                            Should the Licensee decide to:

(a)                                 discontinue pursuing patent protection in relation to the Patents, or any continuation, continuation-in-part, division, re-issue, re-examination or extension of the Patent(s), or

(b)                                 not pursue patent protection in relation to the Patent(s) in any jurisdiction, or

(c)                                  discontinue or not pursue patent protection in relation to any further process, use or products arising out of the UBC Improvements or Joint Improvements in any jurisdiction, then the Licensee shall provide the University with a minimum of [**] days notice of its decision to discontinue or not to pursue such patent protection in sufficient time for the University to file a patent application, or continue pursuing an existing patent application. During the [**] day transition period the Licensee shall be responsible for all costs of filing, prosecuting and maintaining the Patents.

7.5.                            The Licensee shall provide to the University [**].

7.6.                            [**].

7.7.                            The Licensee will ensure proper patent marking for all Technology, and any UBC Improvements or Joint Improvements licensed hereunder and shall clearly mark the appropriate patent numbers on any Products made using the Technology and any UBC Improvements or Joint Improvements or any patented processes used to make such Products.

8.0                               DISCLAIMER OF WARRANTY:

8.1.                            The University makes no representations, conditions or warranties, either express or implied, with respect to the Technology or any Improvements or the Products.

10

Without limiting the generality of the foregoing, the University specifically disclaims any implied warranty, condition or representation that the Technology or any Improvements or the Products:

(a)                                 shall correspond with a particular description;

(b)                                 are of merchantable quality;

(c)                                  are fit for a particular purpose; or

(d)                                 are durable for a reasonable period of time.

The University shall not be liable for any loss, whether direct, consequential, incidental or special, which the Licensee suffers arising from any defect, error, fault or failure to perform with respect to the Technology or any Improvements or Products, even if the University has been advised of the possibility of such defect, error, fault or failure. The Licensee acknowledges that it has been advised by the University to undertake its own due diligence with respect to the Technology and any Improvements.

8.2.                            The parties acknowledge and agree that the International Sale of Goods Contracts Convention Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

8.3.                            Nothing in this Agreement shall be construed as:

(a)                                 a warranty or representation by the University as to title to the Technology and/or any Improvement or that anything made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, trade-marks, industrial design or other intellectual property rights;

(b)                                 an obligation by the University to bring or prosecute or defend actions or suits against third parties for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights; or

(c)                                  the conferring by the University of the right to use in advertising or publicity the name of the University or the UBC Trade-marks.

8.4.                            Notwithstanding Article 8.3, in the event of an alleged infringement of the Technology or any UBC Improvements or Joint Improvements or any right with respect to the Technology or any UBC Improvements or Joint Improvements, the Licensee or a sublicensee shall have, upon receiving the prior written consent of the University, such consent not to be unreasonably withheld, the right but not the obligation to prosecute litigation designed to enjoin infringers of the Technology or any UBC Improvements or Joint Improvements. The Licensee acknowledges and agrees that the University may require the consent of [**] and/or AMC, as appropriate (in so far as any UBC - [**] Technology or UBC - Amsterdam Technology is alleged to be infringed), prior to providing such consent. Provided that it has first granted its prior written consent, the University agrees to co-operate to the extent of executing all necessary documents and to vest in the Licensee or sublicensee the right to institute any such suits, so long as all the direct and indirect costs and expenses of bringing and conducting any such litigation or settlement shall be borne by the Licensee or sublicensee and in such event all recoveries shall enure to the Licensee or sublicensee.

11

8.5.                            If any complaint alleging infringement or violation of any patent or other proprietary rights is made against the Licensee or a sublicensee of the Licensee with respect to the use of the Technology or any UBC Improvements or Joint Improvements or the manufacture, use or sale of the Products, the following procedure shall be adopted:

(a)                                 the Licensee shall promptly notify the University upon receipt of any such complaint and shall keep the University fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by the Licensee on behalf of itself or a sublicensee;

(b)                                 except as provided in Article 8.5(d), all costs and expenses incurred by the Licensee or any sublicensee of the Licensee in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by the Licensee or any sublicensee of the Licensee, as the case may be;

(c)                                  no decision or action concerning or governing any final disposition of the complaint shall be taken without full consultation with and approval by the University;

(d)                                 the University may elect to participate formally in any litigation involving the complaint to the extent that the court may permit, but any additional expenses generated by such formal participation shall be paid by the University (subject to the possibility of recovery of some or all of such additional expenses from the complainant);

(e)                                  notwithstanding Article 8.3, if the complainant is willing to accept an offer of settlement and one of the parties to this Agreement is willing to make or accept such offer and the other is not, then the unwilling party shall conduct all further proceedings at its own expense, and shall be responsible for the full amount of any damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain unto itself the benefit of any litigated or settled result entailing a lower payment of costs, damages, accounting of profits and settlement costs than that provided in such offer; and

(f)                                   the royalties payable pursuant to this Agreement shall be paid by the Licensee to the University in trust from the date the complaint is made until such time as a resolution of the complaint has been finalized. If the complainant prevails in the complaint, then the royalties paid to the University in trust pursuant to this Article shall be returned to the Licensee, provided that the amount returned to the Licensee hereunder shall not exceed the amount paid by the Licensee to the complainant in the settlement or other disposition of the complaint. If the complainant does not prevail in the complaint, then the University shall be entitled to retain all royalties paid to it pursuant to this Article.

9.0                               INDEMNITY AND LIMITATION OF LIABILITY:

9.1.                            The Licensee hereby indemnifies, holds harmless and defends the University, its Board of Governors, officers, employees, faculty, students, invitees and agents against any and all claims (including all legal fees and disbursements incurred in association therewith) collectively a “Claim”) arising out of the exercise of any rights under this Agreement including,

12

without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology or Products licensed under this Agreement by the Licensee or its sublicensees, and sub-sublicensees, or their customers or end-users howsoever the same may arise. A condition of this obligation is that, whenever the University has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, the University shall promptly give notice to the Licensee of all pertinent data surrounding such incident and, in the event a Claim is made or suit is brought the University shall assist the Licensee and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. The University shall not voluntarily make any payment or incur any expense in connection with any such Claim without the prior written consent of the Licensee. The Licensee shall have control over the defence and settlement of any Claim, provided that the Licensee keeps the University informed of all activities in a timely manner. The obligations set forth in this Article 9.1 shall survive the expiration or termination of this Agreement.

9.2.                            Subject to Article 9.3, the University’s total liability, whether under the express or implied terms of this Agreement, in tort (including negligence), or at common law, for any loss or damage suffered by the Licensee, whether direct, indirect or special, or any other similar or like damage that may arise or does arise from any breaches of this Agreement by the University, its Board of Governors, officers, employees, faculty, students or agents, shall be limited to the amount of the Initial License Fee paid pursuant to Article 6.1.

9.3.                            In no event shall the University be liable for consequential or incidental damages arising from any breach or breaches of this Agreement.

9.4.                            No action, whether in contract or tort (including negligence), or otherwise arising out of or in connection with this Agreement, may be brought by the Licensee more than six months after the cause of action has occurred.

10.0                        PUBLICATION AND CONFIDENTIALITY:

10.1.                     The Information provided by the University shall be developed, received and used by the Licensee solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Article 10.

10.2.                     Each party hereto covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the other party’s Confidential Information to only those officers, employees and professional advisors who require said Confidential Information in performing their obligations under this Agreement and who have signed confidentiality and non-disclosure agreements in a form approved by the Licensee’s Board of Directors in the case of the Licensee and in a form consistent with the terms of this Agreement in the case of the University.

10.3.                     Subject to Article 10.8, the Licensee and the University shall not use, either directly or indirectly, any Confidential Information of the other party for any purpose other than as set forth herein without the other party’s prior written consent.

10.4.                     If the Licensee or the University are required by judicial or administrative process to disclose any or all of the other party’s Confidential Information, they shall promptly notify the

13

other party and allow the other party reasonable time to oppose such process before disclosing any such Confidential Information.

10.5.                     Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 10 shall survive and be binding upon the Licensee and the University, and their successors and assigns.

10.6.                     The University shall not be restricted from presenting at symposia, national or regional professional meetings, or from publishing in journals or other publications, accounts of its research relating to the Information, provided that with respect to Confidential Information only, the Licensee shall have been furnished copies of the disclosure proposed therefor at least [**] days in advance of the presentation or publication date and does not within [**] days after receipt of the proposed disclosure object to such presentation or publication. Any objection to a proposed presentation or publication shall specify the portions of the presentation or publication considered objectionable (the “Objectionable Material”). Upon receipt of notification from the Licensee that any proposed publication or disclosure contains Objectionable Material, the University and the Licensee shall work together to revise the proposed publication or presentation to remove or alter the Objectionable Material in a manner acceptable to the Licensee, in which case the Licensee shall withdraw its objection. If an objection is made, disclosure of the Objectionable Material shall not be made for a period of [**] months after the date the Licensee has received the proposed publication or presentation relating to the Objectionable Material. The University shall co-operate in all reasonable respects in making revisions to any proposed disclosures if considered by the Licensee to contain Objectionable Material. The University shall not be restricted from publishing or presenting the proposed disclosure as long as the Objectionable Material has been removed. After the 6 month period has elapsed the University shall be free to present and/or publish the proposed publication or presentation whether or not it contains Objectionable Material.

10.7.                     Subject to Article 10.8, the Licensee requires of the University, and the University agrees insofar as it may be permitted to do so at law, that this Agreement, and each part of it, is confidential and shall not be disclosed to third parties, as the Licensee claims that such disclosure would or could reveal commercial, scientific or technical information and would significantly harm the Licensee’s competitive position and/or interfere with the Licensee’s negotiations with prospective sublicensees. Notwithstanding anything contained in this Article, the parties hereto acknowledge and agree that the University may identify the title of this Agreement, the parties to this Agreement and the names of the inventors of the Technology and any Improvements.

10.8.                     Notwithstanding the forgoing, the parties acknowledge and agree that the University and the Licensee may provide a copy of this Agreement to AMC, AMT and [**], and the University must provide certain reports and information to its Board of Governors, the Province of British Columbia and the government of Canada which may inter alia, include a summary of the terms of this Agreement and the activities thereunder.

11.0                        PRODUCTION AND MARKETING:

11.1.                     The Licensee shall not use any of the UBC Trade-marks or make reference to the University or its name in any advertising or publicity whatsoever, without the prior written consent of the University, except as required by law and except that the Licensee and any of its sublicensees may disclose the existence and nature of this Agreement and (subject to the confidentiality provisions of Article 10) the nature of the technology being licensed without the

14

need for the University’s consent. Without limiting the generality of the foregoing, the Licensee shall not issue a press release with respect to this Agreement or any activity contemplated herein without the prior review and approval of same by the University, which approval shall not be unreasonably withheld, except as required by law. If the Licensee is required by law to act in contravention of this Article, to the extent permissible by law, the Licensee shall provide the University with sufficient advance notice in writing to permit the University to bring an application or other proceeding to contest the requirement.

11.2.                     The Licensee will not register or use any UBC Trade-marks in association with the Products without the prior written consent of the University.

11.3.                     The Licensee shall use its commercially reasonable efforts to[**]. The University acknowledges and agrees that subject to the University’s prior review and approval of the terms in the contemplated sublicense between the Licensee and AMT pursuant to Article 4.1, the granting of such a sublicense by the Licensee to AMT will meet the forgoing obligation of the Licensee. Without limiting the generality of the foregoing, the Licensee covenants and agrees that it shall provide to the University, on each of the first five anniversaries of the Commencement Date of the License Agreement or the date of an amendment to the License Agreement, a written report (the “Status Report”) summarizing the Licensee’s development activities relating to the Technology and any Improvements that sets out all of the following information:

(a)                                 a summary of the research and development activities that the Licensee has undertaken in the course of the preceding 12 months to develop and commercialize the Technology and any Improvements;

(b)                                 a detailed summary of any and all improvements, variations, updates, modifications and enhancements to the Technology and any Improvements which the Licensee has developed and/or acquired in the course of the preceding 12 months, including any improvements, variations, updates, modifications and enhancements to the Technology or any Improvements of which the Licensee has been advised by any sublicensee, or sub-sublicensee of the Licensee; and

(c)                                  any and all corporate alliances formed by the Licensee related to the Technology or any Improvements in the course of the preceding 12 months, including any such corporate alliances of which the Licensee has been advised by a sublicensee or sub-sublicensee of the Licensee.

11.4.                     If the University is of the view that the Licensee is in material breach of Article 11.3, then the University shall notify the Licensee and the parties hereto shall appoint a mutually acceptable person as an independent evaluator (the “Evaluator”) to conduct the evaluation set forth in Article 11.3. If that the parties cannot agree on such an Evaluator, the appointing authority shall be the British Columbia International Commercial Arbitration Centre.

11.5.                     Unless the Parties mutually agree otherwise, the following rules and procedures shall govern the conduct of the parties and the Evaluator before and during the investigation by the Evaluator:

(a)                                 within [**] days of the appointment of the Evaluator each party shall provide to the Evaluator and the other party copies of all documents, statements and

15

records on which the party intends to rely in presenting its position to the Evaluator;

(b)                                 within [**] days of the appointment of the Evaluator the Licensee shall provide to the Evaluator and the University a written summary of its position. On receipt of the Licensee’s summary the University shall have [**] days to prepare and submit to the Licensee and the Evaluator its own summary in reply to the summary submitted by the Licensee;

(c)                                  on receipt of the documents, statements, records and summaries submitted by the parties the Evaluator shall have [**] days within which to conduct such further inquiries as he or she may deem necessary for the purpose of reviewing the efforts made by the Licensee with respect to the promotion, marketing and sale of the Products and the Technology and any Improvements in compliance with the requirements of Article 11.3. For the purpose of conducting such an inquiry, the Evaluator shall have the right to:

(i)                                     require either party to disclose any further documents or records which the Evaluator considers to be relevant;

(ii)                                  interview or question either orally (or by way of written questions) one or more representatives of either party on issues deemed to be relevant by the Evaluator;

(iii)                               make an “on site” inspection of the Licensee’s facilities;

(iv)                              obtain if necessary, the assistance of an independent expert to provide technical information with respect to any area in which the Evaluator does not have a specific expertise;

(d)                                 On completion of the Inquiry described in Article 11.5(c) the Evaluator shall within [**] days prepare a report setting out his or her findings and conclusions as to whether or not the Licensee has committed a breach of Article 11.3. If the Evaluator has determined that the Licensee has committed a breach of Article 11.3, then the Evaluator shall also set out in the report his or her conclusions as to whether such breach:

(i)                                     was substantially due to external market conditions not within the control of the Licensee, or

(ii)                                  was substantially due to the Licensee’s failure to use its commercially reasonable efforts to comply with the requirements of Article 11.3.

(e)                                  The report and conclusions of the Evaluator shall be delivered to the Licensee and the University, and shall be accepted by both parties as final and binding.

11.6.                     If the Evaluator concludes:

(a)                                 pursuant to Article 11.5(d)(i) that the Licensee’s material breach was substantially due to external market conditions and not due to any omission or failure on the

16

part of the Licensee, then the License granted hereunder shall continue in good standing,

(b)                                 pursuant to Article 11.5(d)(ii) that the Licensee’s material breach was substantially due to the Licensee’s failure to use commercially reasonable efforts then the University shall at its option have the right to terminate this Agreement as provided in Article 18, or

(c)                                  pursuant to Article 11.5(d) that the Licensee is not in material breach of Article 11.3, then the University shall not terminate this Agreement for breach of Article 11.3, nor shall it change the nature of the license granted hereunder.

11.7.                     The University may not call for more than one evaluation pursuant to Article 11.4 in each calendar year. The cost of an evaluation hereunder shall be borne [**].

12.0                        ACCOUNTING RECORDS:

12.1.                     The Licensee shall maintain at its principal place of business, or such other place as may be most convenient, separate accounts and records of all Revenues, sublicenses and Sublicensing Revenues, and all business done pursuant to this Agreement, such accounts and records to be in sufficient detail to enable proper returns to be made under this Agreement, and the Licensee shall cause its sublicensees to keep similar accounts and records.

12.2.                     The Licensee shall deliver to the University on the date [**] days after each and every Royalty Due Date, together with the royalty payable thereunder, the Accounting and a report on all Sublicensing activity, including an accounting statement setting out in detail how the amount of Sublicensing Revenue was determined and identifying each sublicensee and the location of the business of each sublicensee.

12.3.                     The calculation of royalties shall be carried out in accordance with generally accepted Canadian accounting principles (“GAP”), or the standards and principles adopted by the U.S. Financial Accounting Standards Board (“FASB”) applied on a consistent basis.

12.4.                     The Licensee shall retain the accounts and records referred to in Article 12.1 above for at least [**] years after the date upon which they were made and shall permit any duly authorized representative of the University to inspect such accounts and records during normal business hours of the Licensee at the University’s expense. The Licensee shall furnish such reasonable evidence as such representative will deem necessary to verify the Accounting and will permit such representative to make copies of or extracts from such accounts, records and agreements at the University’s expense. If an inspection of the Licensee’s records by the University shows an under-reporting or underpayment by the Licensee of any amount to the University, in excess of [**]% for any [**] month period, then the Licensee shall reimburse the University for the cost of the inspection as well as pay to the University any amount found due (including any late payment charges or interest) within [**] days of notice by the University to the Licensee.

12.5.                     During the term of this Agreement, and thereafter, [**].

17

13.0                        INSURANCE:

13.1.                     Unless satisfactory arrangements are made between the Licensee and the University with respect to a self-insurance program or the requirement for insurance hereunder is waived by the University [**] days prior to the commencement of any human clinical trials or other Product testing involving human subjects by the Licensee or any sublicensee, then the Licensee shall procure and maintain, during the term of this Agreement, the insurance outlined in Articles 13.2 and 13.3 and otherwise comply with the insurance provisions contained in Articles 13.2 and 13.3.

13.2.                     The Licensee shall give written notice to the University:

(a)                                 [**] days prior to the commencement of any human clinical trials or other Product testing involving human subjects by the Licensee or any sublicensee, (“Human Clinical Trials”); and

(b)                                 [**] days prior to the first sale of any Product by the Licensee or any sublicensee, of the terms and amount of the appropriate public liability, product liability and errors and omissions insurance which it has placed. Such insurance shall in no case be less than the insurance which a reasonable and prudent businessperson carrying on a similar line of business would acquire. This insurance shall be placed with a reputable and financially secure insurance carrier, shall include the University, its Board of Governors, faculty, officers, employees, students, and agents as additional insureds, and shall provide primary coverage with respect to the activities contemplated by this Agreement. Such policy shall include severability of interest and cross-liability clauses and shall provide that the policy shall not be cancelled or materially altered except upon at least [**] days’ written notice to the University. The University shall have the right to require reasonable amendments to the terms or the amount of coverage contained in the policy. Failing the parties agreeing on the appropriate terms or the amount of coverage, then the matter shall be determined by arbitration. The Licensee shall provide the University with certificates of insurance evidencing such coverage [**] days before commencement of Human Clinical Trials and [**] days prior to the sales of any Product and the Licensee covenants not to start Human Clinical Trials, or sell any Product before such certificate is provided and approved by the University, or to sell any Product at any time unless the insurance outlined in this Article 13.2 is in effect.

13.3.                     The Licensee shall require that each sublicensee under this Agreement shall procure and maintain, during the term of the sublicense, public liability, product liability and errors and omissions insurance in reasonable amounts, with a reputable and financially secure insurance carrier or provide satisfactory arrangements through an appropriate self-insurance program. The Licensee shall use its best efforts to ensure that any and all such policies of insurance required pursuant to this Article shall contain a waiver of subrogation against the University, its Board of Governors, faculty, officers, employees, students, and agents.

14.0                        ASSIGNMENT:

14.1.                     Except as hereinafter provided, the Licensee will not assign, transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement without the prior written consent of the University, (subject to the Licensee’s

18

right to sublicense without the prior written consent of the University pursuant to Article 4.1), such consent not to be unreasonably withheld. The Licensee may assign this license without the consent of the University as part of a merger, acquisition or other business combination in which all or substantially all of the assets of the Licensee are transferred.

14.2.                     The University shall have the right to assign its rights, duties and obligations under this Agreement to a company or society of which it is the sole shareholder, in the case of a company, or of which it controls the membership, in the case of a society. In the event of such an assignment, the Licensee will release, remise and forever discharge the University from any and all obligations or covenants, provided however that such company or society, as the case may be, executes a written agreement which provides that such company or society shall assume all such obligations or covenants from the University and that the Licensee shall retain all rights granted to the Licensee pursuant to this Agreement.

15.0                        GOVERNING LAW:

15.1.                     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its conflict of law rules.

16.0                        NOTICES:

16.1.                     All payments, reports and notices or other documents that any of the parties hereto are required or may desire to deliver to any other party hereto may be delivered only by personal delivery or by registered or certified mail, telex or fax, all postage and other charges prepaid, at the address for such party set forth below or at such other address as any party may hereinafter designate in writing to the others. Any notice personally delivered or sent by telex or fax shall be deemed to have been given or received at the time of delivery, telexing or faxing. Any notice mailed as aforesaid shall be deemed to have been received on the expiration of five days after it is posted, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a mail strike, slow down or labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effected if actually received.

If to the University:                                      The Managing Director

University - Industry Liaison Office

University of British Columbia

IRC 331 - 2194 Health Sciences Mall

Vancouver, British Columbia

V6T 1Z3

Telephone:                                   (604)822-8580

Fax:                                                                       (604)822-8589

If to the Licensee:                                              The President

Xenon Genetics Inc.

Gerald McGavin Building

Suite 100 - 2386 East Mall

Vancouver, British Columbia

V6T 1Z3

Telephone:                                   (604)221-8478

Fax:                                                                       (604)221-8423

19

17.0                        TERM:

17.1.                     This Agreement and the license granted hereunder shall terminate on the expiration of a term of 10 years from the Date of Commencement or the expiration of the last patent obtained pursuant to Article 7 herein, whichever event shall last occur, unless earlier terminated pursuant to Article 18 herein.

18.0                        TERMINATION:

18.1.                     This Agreement shall automatically and immediately terminate without notice to the Licensee if any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by or against the Licensee provided such proceedings have not been dismissed within [**] days of the date on which they were commenced. In the event that the sublicense to be entered into between the Licensee and AMT is terminated, the Licensee may terminate this Agreement on [**] days prior written notice to the University, subject to payment of all amounts owed to the University.

18.2.                     The University may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to the Licensee:

(a)                                 if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Licensee;

(b)                                 if the Licensee is more than [**] days in arrears of royalties or other monies that are due to the University under the terms of this Agreement after written notice;

(c)                                  if the Technology or any Improvements becomes subject to any security interest, charge or encumbrance in favour of any third party , other than a sublicensee, granted by the Licensee without prior written consent of the University, not to be unreasonably withheld;

(d)                                 if the Licensee ceases or threatens to cease to carry on its business;

(e)                                  if the Licensee undergoes a reorganization or any part of its business relating to this Agreement is transferred to a subsidiary or associated company without the prior written consent of the University, such consent not to be withheld except as provided in Article 18.3 and to be provided within [**] days of receipt of a written request for the same;

(f)                                   if the Licensee commits any breach of Articles 4.1, 11.1, 11.2 or 13;

(g)                                  if it is determined, pursuant to Article 11.5, that the Licensee is in breach of Article 11.3;

(h)                                 if any sublicensee of the Licensee is in breach of its sublicense agreement with the Licensee and the Licensee does not cause such sublicensee to cure such default within [**] days of receipt of written notice from the University requiring that the Licensee cause such sublicensee to cure such default, or

20

(i)                                     if the Licensee is in breach of the Collaborative Research Agreement dated August 1, 2000, between the Licensee and the University, which breach has not been cured within the time provided for the curing of such breach under the terms of such other agreement.

18.3.                     The University shall not withhold its consent pursuant to Article 18.2(e) unless the granting of such consent would result in the University having a contractual relationship with an entity with whom the University is prohibited from contracting with pursuant to its then existing policies.

18.4.                     Other than as set out in Articles 18.1 and 18.2, if either party shall be in default under or shall fail to comply with the terms of this Agreement then the non-defaulting party shall have the right to terminate this Agreement by written notice to the other party to that effect if:

(a)                                 such default is reasonably curable within [**] days after receipt of notice of such default and such default or failure to comply is not cured within 30 days after receipt of written notice thereof; or

(b)                                 such default is not reasonably curable within [**] days after receipt of written notice thereof, and such default or failure to comply is not cured within such further reasonable period of time as may be necessary for the curing of such default or failure to comply.

Any written notice issued pursuant to this Article 18.5 shall expressly set out the default or defaults with respect to which notice is being given.

18.5.                     If this Agreement is terminated pursuant to Article 18.1, 18.2, or 18.4, the Licensee shall make royalty payments to the University in the manner specified in Article 5, and 6 and the University may proceed to enforce payment of all outstanding royalties or other monies owed to the University and to exercise any or all of the rights and remedies contained herein or otherwise available to the University by law or in equity, successively or concurrently, at the option of the University. Upon any such termination of this Agreement, the Licensee shall forthwith deliver up to the University all Technology and any UBC Improvements in its possession or control and shall have no further right of any nature whatsoever in the Technology or any UBC Improvements. On the failure of the Licensee to so deliver up the Technology and any UBC Improvements, the University may immediately and without notice enter the Licensee’s premises and take possession of the Technology and any UBC Improvements. The Licensee will pay all charges or expenses incurred by the University in the enforcement of its rights or remedies against the Licensee including, without limitation, the University’s legal fees and disbursements on an indemnity basis.

18.6.                     The Licensee shall cease to use the Technology or any UBC Improvements in any manner whatsoever or to manufacture or sell the Products within five days from the Effective Date of Termination, subject to the expiration or invalidation of any applicable Patents. The Licensee shall then deliver or cause to be delivered to the University an accounting within 30 days from the Effective Date of Termination. The accounting will specify, in or on such terms as the University may in its sole discretion require, the inventory or stock of Products manufactured and remaining unsold on the Effective Date of Termination. The University will instruct that the unsold Products be stored, destroyed or sold under its direction, provided this Agreement was terminated by the University pursuant to Article 18.2 or 18.4 and subject to the expiration or invalidation of any applicable Patents. Without limiting the generality of the

21

foregoing, if this Agreement was terminated pursuant to Article 18.1, the unsold Products will not be sold by any party without the prior written consent of the University. The Licensee will continue to make royalty payments to the University in the same manner specified in Article 5 and 6 on all unsold Products that are sold in accordance with this Article 18.6, notwithstanding anything contained in or any exercise of rights by the University under Article 18.5 herein.

18.7.                     Notwithstanding the termination of this Agreement, Article 12 shall remain in full force and effect until [**] years after

(a)                                 all payments of royalty required to be made by the Licensee to the University under this Agreement have been made by the Licensee to the University, and

(b)                                 any other claim or claims of any nature or kind whatsoever of the University against the Licensee has been settled.

19.0                        MISCELLANEOUS COVENANTS OF LICENSEE:

19.1.                     The Licensee hereby represents and warrants to the University that the Licensee is a corporation duly organized, existing and in good standing under the laws of Canada and has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

19.2.                     The Licensee represents and warrants that [**].

19.3.                     The Licensee shall comply with all laws, regulations and ordinances, whether Federal, State, Provincial, County, Municipal or otherwise, with respect to the Technology and any Improvements and/or this Agreement.

19.4.                     [**].

19.5.                     [**].

19.6.                     The Licensee shall pay all taxes and any related interest or penalty howsoever designated and imposed as a result of the existence or operation of this Agreement, including, but not limited to, tax which the Licensee is required to withhold or deduct from payments to the University. The Licensee will furnish to the University such evidence as may be required by Canadian authorities to establish that any such tax has been paid. The royalties specified in this Agreement are exclusive of taxes. If the University is required to collect a tax to be paid by the Licensee or any of its sublicensees, the Licensee shall pay such tax to the University on demand.

19.7.                     The obligation of the Licensee to make all payments hereunder will be absolute and unconditional and will not, except as expressly set out in this Agreement, be affected by any circumstance, including without limitation any set-off, compensation, counterclaim, recoupment, defence or other right which the Licensee may have against the University, or anyone else for any reason whatsoever.

19.8.                     All amounts due and owing to the University hereunder but not paid by the Licensee on the due date thereof shall bear interest in Canadian dollars at the rate of one per cent (1%) per month. Such interest shall accrue on the balance of unpaid amounts from time to

22

time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

20.0                        GENERAL:

20.1.                     Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party’s name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

20.2.                     Subject to the limitations hereinbefore expressed, this Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

20.3.                     No condoning, excusing or overlooking by any party of any default, breach or non- observance by any other party at any time or times in respect of any covenants, provisos or conditions of this Agreement shall operate as a waiver of such party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such party in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by such party, save only an express waiver in writing.

20.4.                     No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

20.5.                     Marginal headings as used in this Agreement are for the convenience of reference only and do not form a part of this Agreement and are not be used in the interpretation hereof.

20.6.                     The terms and provisions, covenants and conditions contained in this Agreement which by the terms hereof require their performance by the parties hereto after the expiration or termination of this Agreement shall be and remain in force notwithstanding such expiration or other termination of this Agreement for any reason whatsoever.

20.7.                     If any Article, part, section, clause, paragraph or subparagraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire Agreement shall not fail on account thereof, and the balance of this Agreement shall continue in full force and effect.

20.8.                     The parties hereto each acknowledge that the law firm of Richards Buell Sutton has acted solely for the University in connection with this Agreement and that all other parties hereto have been advised to seek independent legal advice.

20.9.                     This Agreement sets forth the entire understanding between the parties and no modifications hereof shall be binding unless executed in writing by the parties hereto.

20.10.              Time shall be of the essence of this Agreement.

23

20.11.              Whenever the singular or masculine or neuter is used throughout this Agreement the same shall be construed as meaning the plural or feminine or body corporate when the context or the parties hereto may require.

20.12.              This Agreement may be executed in any number of counterparts, each of which when delivered will be deemed to be an original, for all purposes and will constitute one and the same instrument, binding on the parties, notwithstanding that all the parties are not signatories of the same counterpart.

20.13.              In the event of a conflict arising between the interpretation of this Agreement and the Collaborative Research Agreement, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement on the 15th day of February, 2001 but effective as of the Date of Commencement.

SIGNED FOR AND ON BEHALF of	)
THE UNIVERSITY OF BRITISH COLUMBIA	)
by its duly authorized officers:	)
)
)
Authorized Signatory	)
)
)
Authorized Signatory	)

THE CORPORATE SEAL of	)
XENON GENETICS INC	)
was hereunto affixed in the presence of:	)
)
	)	c/s
Authorized Signatory	)
)
)
Authorized Signatory	)

24

SCHEDULE “A”

DESCRIPTION OF “TECHNOLOGY”

UBC File #	Title	Inventors	Patents
94-061	Lipolipase Mutation 291, Implication for Coronary Artery Disease		U.S.:5,658,729 U.S.: SN 08/817,192 Can.: SN 2,202,477 EPO: 95 93 75 98.1 (Ger., Fr., U.K., Switz.)
91-003	Mutation in Human Lipoprotein Lipase Gene which causes Type 1 Hyperlipoproteinemia		Can.: SN 2,035,177
99-082	Recombinant Viruses Preparation and use thereof in Gene Therapy		U.S.: SN 08/737,954 FR: 94/06759 PCT: FR 95/00669 CIP: SN 09/713,268
00-039	Mutation 447		PCT: CA00/00762

September 27, 2002

Amsterdam Molecular Therapeutics B.V.
Meibergdreef 61
1105 BA
Amsterdam, The Netherlands

Attention:	Dr Eric van der Aa, Ph.D.
VP Business Development

Dear Eric:

Re:                             Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. and Amsterdam Molecular Therapeutics B.V.
Research Project:  “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement that the research project under the above-noted Sublicense and Research Agreement (the “Agreement”) will continue for an additional year.  We therefore confirm our agreement to the following Agreement amendments:

1.                                      Capitalized Terms used in this letter agreement (hereinafter referred to as “Amendment #1”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #1.

2.                                      Replace Section 1.2(e) with:

“Contract Period” shall mean August 1, 2000 to July 31, 2003.

3.                                      Replace Section 2.3 with:

Xenon acknowledges receipt of payments totaling $600,000.00.  Payments for the remaining $[**] shall be made by AMI to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #1	$	[**]
October 15, 2002	$	[**]
January 15, 2003	$	[**]
April 15, 2003	$	[**]

4.                                      Append Schedule A-1 to Appendix A of Annex 1

Schedule A-1 entitled “Statement of Work - Effective August 1, 2002” is attached.

5.                                      Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2002.

Please confirm your agreement to the above by having this document executed (in duplicate) on behalf of Amsterdam Molecular Therapeutics B.V., and return both copies to my attention.  I will then make arrangements for Xenon’s signature, and will return a fully-executed copy to you.

Please contact me at (604) 484-3304 or by e-mail at sfidai@xenongenetics.com if you have any questions.

Yours truly,

/s/ Shafique Fidai

Shafique Fidai
Associate Director, Business Development

Acknowledged and agreed to on behalf of	Acknowledged and agreed to on behalf of
Amsterdam Molecular Therapeutics B.V.	Xenon Genetics, Inc.

/s/ Jan J.B. Boesen	/s/ Frank A. Holler
Jan J.B. Boesen	Frank A. Holler
Chief Executive Officer	President & CeO
Date: 01 Oct ‘02	Date: Oct 6/02

cc:                                Dr.  Michael Hayden, Chief Scientific Officer, Xenon Genetics Inc.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 14 pages were omitted. [**]

September 5, 2003

Amsterdam Molecular Therapeutics B.V.

Meibergdreef 61

1105 BA

Amsterdam, The Netherlands

Attention:      Dr. Eric van der Aa, Ph.D.

VP Business Development

Dear Eric:

Re:     Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. and Amsterdam Molecular Therapeutics B.V.as amended August 1, 2002
Research Project: “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement that the research project under the above-noted Sublicense and Research Agreement (the “Agreement”‘) will continue for an additional year. We therefore confirm our agreement to the following Agreement amendments:

1. Capitalized terms used in this letter agreement (hereinafter referred to as “Amendment #2”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #2.

2.  Replace Section 1.2(e) with:

“Contract Period” shall mean August 1, 2000 to July 31, 2004.

3.  Replace Section 2.3 with:

Payments totaling $[**] shall be made by AMT to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #2	$	[**]
October 15, 2003	$	[**]
January 15, 2004	$	[**]
Apni 15, 2004	$	[**]

4.  Append Schedule A-2 to Appendix A of Annex 1

Schedule A-2 entitled “LPL Gene Therapy tor Lipoprotein Lipase Deficiency - 2003-2004 Research Budget and Work Plan” is attached.

5.  Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2003.

Please confirm your agreement to the above by having this document executed (in duplicate) on behalf of Amsterdam Molecular Therapeutics B.V., and return both copies to my attention I will then make arrangements for Xenon’s signature, and will return a fully-executed copy to you.

Please contact me at (604) 484-3308 or by e-mail at kcorraini@xenongenetics.com if you have any questions.

Yours truly,

Karen G. Corraini
General Counsel

Acknowledged and agreed to on behalf of Amsterdam Molecular Therapeutics B.V.	Acknowledged and agreed to on behalf of Xenon Genetics, Inc.

/s/ Jan J.B. Boesen	/s/ Simon N. Pimstone
Jan J.B. Boesen	Simon N. Pimstone
Chief Executive Officer	President & COO
Date: 22 Sep. ‘03	Date: 11 Sep. 2003

cc:           Dr. Michael Hayden, Chief Scientific Officer, Xenon Genetics Inc.

SCHEDULE A-2

LPL GENE THERAPY FOR LIPOPROTEIN LIPASE DEFICIENCY:

2003-2004 Research Budget and Work Plan

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 11 pages were omitted. [**]

November 25, 2004

Amsterdam Molecular Therapeutics B.V.
Meibergdreef 61
1105 BA
Amsterdam, The Netherlands

Attention:                                         Dr. Eric van der Aa, Ph.D.
VP Business Development

Dear Eric:

Re:                             Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. (now known as Xenon Pharmaceuticals Inc.) and Amsterdam Molecular Therapeutics B.V. as amended August 1, 2002 and August 1, 2003
Research Project:  “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement that the research project under the above-noted Sublicense and Research Agreement (the “Agreement”) will continue for an additional year.  We therefore confirm our agreement to the following Agreement amendments:

1.              Capitalized terms used in this letter agreement (hereinafter referred to as “Amendment #3”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #3.

2.              Replace Section 1 2(e) with:

“Contract Period” shall mean August 1, 2000 to July 31, 2005.

3.              Replace Section 2.3 with:

Payments totaling $[**] shall be made by AMT to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #3	$	[**]
January 15, 2005	$	[**]
Apni 15, 2005	$	[**]

4.              Append Schedule A 3 to Appendix A of Annex 1

Schedule A-3 entitled “AAV1-LPLS447X Gene Therapy for Lipoprotein Lipase Deficiency:  2004 - 2005 Work Plan and Budget” is attached.

5.              Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2004.

Please confirm your agreement to the above by having this document executed (in duplicate) on behalf of Amsterdam Molecular Therapeutics B.V., and return both copies to my attention.  I will then make arrangements for Xenon’s signature, and will return a fully-executed copy to you.

Please contact me at (604) 484-3308 or by e-mail at kcorraini@xenon-pharma.com if you have any questions.

Yours truly,

Karen G. Corraini
General Counsel

Acknowledged and agreed to on behalf of Amsterdam Molecular Therapeutics B.V.	Acknowledged and agreed to on behalf of Xenon Pharmaceuticals Inc.

/s/ Jan J.B. Boesen	/s/ Simon N. Pimstone
Jan J.B. Boesen	Simon N. Pimstone
Chief Executive Officer	President & CEO

Date: 26 November 2008	Date: 30 November 2004

cc:    Dr. Michael Hayden, Chief Scientific Officer, Xenon Pharmaceuticals Inc.

SCHEDULE A-3

AAV1-LPLS447X Gene Therapy for

Lipoprotein Lipase Deficiency:

2004-2005 Work Plan and Budget

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 14 pages were omitted. [**]

November 24, 2005

Amsterdam Molecular Therapeutics B.V.
Meibergdreef 61
1105 BA
Amsterdam, The Netherlands

Attention:                                                                 Professor Sander van Deventer
                                                                                                                        Chief Scientific Officer

Dear Professor van Deventer

Re:   Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. (now Xenon Pharmaceuticals Inc.) and Amsterdam Molecular Therapeutics B.V. as amended August 1, 2002, August 1, 2003 and August 1, 2004
Research Project:  “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement that the research project under the above-noted Sublicense and Research Agreement (the “Agreement”) will continue for an additional year. We therefore confirm our agreement to the following Agreement amendments:

1.              Capitalized terms used in this letter agreement (hereinafter referred to as “Amendment #4”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #4.

2.              Replace Section 1.2(e) with:

“Contract Period’’ shaft mean August 1, 2000 to July 31, 2006.

3.              Replace Section 2.3 with:

Payments totaling $[**] shall be made by AMT to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #4	$	[**]

January 15, 2006	$	[**]
April 15, 2006	$	[**]

4.              Append Schedule A-4 to Appendix A of Annex 1

Schedule A-4 entitled “AAV 1-LPLS447X Gene Therapy for Lipoprotein Lipase Deficiency:  2005-2006 Work Plan and Budget” is attached.

5.              Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2005.

Please confirm your agreement to the above by having this document executed (in duplicate) on behalf of Amsterdam Molecular Therapeutics B.V., and return both copies to my attention, I will then make arrangements for Xenon’s signature, and will return a fully-executed copy to you.

Please contact me at (604) 484-3308 or by e-mail at kcorraini@xenon-pharma.com if you have any questions.

Yours truly,

Karen G. Corraini
General Counsel

Acknowledged and agreed to on behalf of Amsterdam Molecular Therapeutics B.V.	Acknowledged and agreed to on behalf of Xenon Pharmaceuticals Inc.

Sander van Deventer	Simon N. Pimstone
Chief Scientific Officer	President & CEO
Date: 29 Nov. 2005	Date:

cc:   Dr. Michael Hayden, Chief Scientific Officer, Xenon Pharmaceuticals Inc.

SCHEDULE A-4

AAV1-LPLS447X Gene Therapy for
Lipoprotein Lipase Deficiency:

2005-2006 Work Plan and Budget

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 25 pages were omitted. [**]

March 19, 2007

Amsterdam Molecular Therapeutics B.V.

Meibergdreef 61

1105 BA

Amsterdam, The Netherlands

Attention:                 Jaap Twisk, PhD

Senior Scientist Preclinical Research

Dear Dr. Twisk:

Re:               Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. (now Xenon Pharmaceuticals Inc.) and Amsterdam Molecular Therapeutics B.V. as amended August 1, 2002, August 1, 2003, August 1, 2004, and August 1, 2005
Research Project:  “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement (i) to extend the Project under the above-noted Sublicense and Research Agreement (the “Agreement”) for an additional year, and (ii) to amend certain other provisions of the Agreement, as follows:

1.                          Capitalized terms used in this letter agreement (hereinafter referred to as “Amendment #5”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #5.

2.                          Replace Section 1.2(e) with:

“Contract Period” shall mean August 1, 2000 to July 31, 2007.

3.                          Replace Section 2.3 with:

Payments totaling $[**] shall be made by AMT to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #5	$	[**]
January 15, 2007	$	[**]
April 15, 2007	$	[**]

4.                          Add New Section 2.9:

Xenon confirms and agrees that, as part of the performance of the 2006-2007 Project, it will devote reasonable commercial efforts to ensuring that:

(a)                                 UBC provides regular updates to AMT by email and/or teleconference;

(b)                                 UBC discusses the progress of the Project with AMT on a quarterly basis, by teleconference, such teleconferences to include a discussion of results obtained and a consultation regarding next steps to be undertaken;

(c)                                  UBC issues a progress report prior to such teleconference, upon AMT’s prior written request, and.

(d)                                 When either UBC or AMT determines that an in-person meeting between UBC and AMT is appropriate, such meeting(s) will be scheduled at a time and place to be mutually agreed to by UBC and AMT. AMT confirms and agrees to promptly reimburse UBC’s out-of-pocket expenses, including airfare, hotels, meals and other travel costs, incurred to attend any such in-person meetings occurring outside of Vancouver, British Columbia.

5.                          Amend Section 12.1 by adding the following:

(a)                                 The Parties hereto confirm that, depending on progress achieved in the Project, AMT reserves the right to terminate the Project prior to the end of the Contract Period or to request that Xenon renegotiate the Project’s work plan and budget as set out in the appended Schedule A-5 and Section 2.3 as amended herein.

(b)                                 In the event that AMT wishes to exercise its rights in subsection (a) above, AMT shall provide Xenon with ninety (90) days’ prior written notice of such intent to terminate and/or request to amend the Project.

(c)                                  In the event that AMT requests an amendment to the Project, the Parties agree to negotiate in good faith with the objective of agreeing upon said amendment within thirty (30) days following Xenon’s receipt of AMT’s written notice.

(d)                                 In the event that the Parties are unable to reach an agreement on such amendment within that thirty (30) day period, the Project shall terminate in its entirety sixty (60) days thereafter.

(e)                                  In the event of termination contemplated in subsection (b) or (d) above, AMT shall pay all costs and liabilities relating to the Project which have been incurred by Xenon and/or UBC as of the effective date of termination. For greater certainty, such costs and liabilities shall include all non-cancellable obligations including payments in lieu of reasonable notice for technicians, graduate students, and other staff assigned to the Project.

(f)                                    For the avoidance of doubt, such termination will not release the Parties from any rights or obligations under the Agreement which would survive the termination or expiration of the Project.

6.                          Append updated Project description as Schedule A-5 to Appendix A of Annex 1

Updated Project description for the twelve-month period August 1,2006 to July 31, 2007, entitled “AAV1-LPLS447X Gene Therapy for Lipoprotein Lipase Deficiency:  2006 - 2007 Work Plan and Budget” is attached.

7.                          In the event of a conflict between this Amendment #5 and Article 2 in the Agreement, this Amendment #5 shall prevail.

8.                          Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2006.

Please confirm your agreement to the above by having this document executed on behalf of Amsterdam Molecular Therapeutics B.V., and fax back a fully-executed version of same to my attention.  If AMT also requires an original hard copy of this Amendment, please let me know and we will arrange for such hard copies/duplicates to be executed and circulated.

Please contact me at (604) 484-3308 or by e-mail at kcorraini@xenon-pharma.com if you have any questions.

Yours truly,

/s/ Karen G. Corraini

Karen G. Corraini
General Counsel

Acknowledged and agreed to on behalf of	Acknowledged and agreed to on behalf of
Amsterdam Molecular Therapeutics B.V.	Xenon Pharmaceuticals Inc.

/s/ Ronald Lorijn	/s/ Simon N. Pimstone

Ronald Lorign	Simon N. Pimstone
Chief Executive Officer	President & CEO

cc:  Dr. Michael Hayden, Chief Scientific Officer, Xenon Pharmaceuticals Inc.

SCHEDULE A-5

AAV1-LPLS447X Gene Therapy for
Lipoprotein Lipase Deficiency:

2006-2007 Work Plan and Budget

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 20 pages were omitted. [**]

June 5, 2008

Amsterdam Molecular Therapeutics B.V.

Meibergdreef 61

1105 BA

Amsterdam, The Netherlands

Attention:                 Jaap Twisk, PhD
Senior Scientist Preclinical Research

Dear Dr. Twisk:

Re:               Sublicense and Research Agreement dated June 18, 2001 between Xenon Genetics Inc. (now Xenon Pharmaceuticals Inc.) and Amsterdam Molecular Therapeutics B.V. as amended August 1, 2002, August 1, 2003, August 1, 2004, August 1, 2005 and August 1, 2006
Research Project:  “LPL Gene Therapy for LPL Deficiency”

This letter confirms our mutual agreement to extend the Project under the above-noted Sublicense and Research Agreement (the “Agreement”) for an additional year, as follows:

1. Capitalized terms used in this letter agreement (hereinafter referred to as “Amendment #6”) that are not otherwise defined herein shall have the meanings given to those terms in the Agreement except as amended by this Amendment #6.

2. Replace Section 1.2(e) with:

“Contract Period” shall mean August 1, 2000 to June 30, 2008.

3. Replace Section 2.3 with:

Payments totaling $[**] shall be made by AMT to Xenon in the amounts and on the dates shown below:

Upon execution of this Amendment #6	$	[**]

Within five (5) business days following the date that CMMT and/or Xenon advises AMT that CMMT is ready to ship the LK mouse embryos

to AMT (as contemplated under section 4.2.3 in the Project description attached)                                                                      $[**]

For the avoidance of doubt, the parties confirm that i) shortly following the date that AMT receives the above-noted advisory, AMT and CMMT will confer to discuss the shipping arrangements for these embryos; (ii) CMMT will ship the LK mouse embryos to AMT using the method of shipment preferred by AMT; (iii) such shipment will take place on a date and time to be mutually agreed to between AMT and CMMT; and (iv) on or before the shipping date, AMT will have received the requisite permissions from the original owners of the mice (as contemplated under section 4.2.3 of the Project description attached), and will have provided CMMT with a copy of such permission for its records.

4. Append updated Project description as Schedule A-6 to Appendix A of Annex 1

Updated Project description for the eleven-month period August 1, 2007 to June 30, 2008, entitled “AAV1-LPLS447X Gene Therapy for Lipoprotein Lipase Deficiency:  2007 - 2008 Work Plan and Budget” is attached.

5. In the event of a conflict between this Amendment #6 and Article 2 in the Agreement, this Amendment #6 shall prevail.

6. Except as amended herein, the Agreement, and all other terms and conditions therein will remain in full force and effect, unamended.

Upon each parties’ affixing of their respective signatures below, this Amendment will be effective as of August 1, 2007.

Please confirm your agreement to the above by having this document executed on behalf of Amsterdam Molecular Therapeutics B.V., and fax or scan/email back a fully-executed version of same to my attention. If AMT also requires an original hard copy of this Amendment, please let me know and we will arrange for such hard copies/duplicates to be executed and circulated.

Please contact me at (604) 484-3308 or by e-mail at kcorraini@xenon-pharma.com if you have any questions.

Yours truly,

6

Karen G. Corraini
General Counsel

Acknowledged and agreed to on behalf of Amsterdam Molecular Therapeutics B.V.	Acknowledged and agreed to on behalf of Xenon Genetics, Inc.

Ronald Lorijn	Simon N. Pimstone
Chief Executive Officer	President & CEO

cc:  Dr. Michael Hayden, Chief Scientific Officer, Xenon Pharmaceuticals Inc.

7

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 21 pages were omitted. [**]